UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHURCHILL DOWNS INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CHURCHILL DOWNS INCORPORATED

700 CENTRAL AVENUE

LOUISVILLE, KENTUCKY 40208

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2012

To the Shareholders of

Churchill Downs Incorporated:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Churchill Downs Incorporated (the “Company”), a Kentucky corporation, will be held at Churchill Downs Racetrack, 700 Central Avenue, Louisville, Kentucky, on Thursday, June 14, 2012, at 10:00 a.m., E.D.T. for the following purposes:

I.	To elect four (4) Class I Directors for a term of three (3) years (Proposal No. 1);

II.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012 (Proposal No. 2);

III.	To approve the material terms of the performance goals and maximum awards payable to Robert L. Evans, William C. Carstanjen, William E. Mudd and Alan K. Tse under the Churchill Downs Incorporated Amended and Restated Incentive Compensation Plan (1997) (Proposal No. 3);

IV.	To approve the performance goals for performance-based awards under the Churchill Downs Incorporated Executive Annual Incentive Plan (Proposal No. 4);

V.	To approve an amendment to the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder by 1 million shares and re-approval under Section 162(m) of the Internal Revenue Code (Proposal No. 5);

VI.	To approve an amendment to the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 100,000 shares (Proposal No. 6);

VII.	To approve the Company’s Amended and Restated Articles of Incorporation (Proposal No. 7);

VIII.	To conduct an advisory vote on executive compensation (Proposal No. 8);

IX.	To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

The close of business on April 13, 2012 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at that time will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith or vote by telephone or over the Internet.

By Order of the Board of Directors.

ALAN K. TSE

Executive Vice President,

General Counsel and Secretary

[May     , 2012]

CHURCHILL DOWNS INCORPORATED

700 CENTRAL AVENUE

LOUISVILLE, KENTUCKY 40208

PROXY STATEMENT

Annual Meeting of Shareholders To Be Held on June 14, 2012

These materials are being provided in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Churchill Downs Incorporated (the “Company”) to be voted at the 2012 Annual Meeting of Shareholders to be held on Thursday, June 14, 2012, at 10:00 a.m., E.D.T. (the “Annual Meeting”), at Churchill Downs Racetrack, 700 Central Avenue, Louisville, Kentucky, and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of the Company. Certain officers and directors of the Company and persons acting under their instruction may also solicit proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Proxy Card and this Proxy Statement are being sent to shareholders on or about [May     , 2012].

Voting Rights

Only holders of record of the Company’s Common Stock, no par value (“Common Stock”), on April 13, 2012, are entitled to notice of and to vote at the Annual Meeting. On that date, 17,337,968 shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting. The shareholders of the Company do not have cumulative voting rights in the election of directors. Under the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the applicable provisions of Kentucky law, abstentions and broker non-votes are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY THE SHAREHOLDER’S PROXY WILL BE VOTED: (I) FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER “ELECTION OF DIRECTORS;” (II) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012; (III) FOR APPROVAL OF THE PERFORMANCE GOALS FOR AND MAXIMUM AWARDS PAYABLE TO ROBERT L. EVANS, WILLIAM C. CARSTANJEN, WILLIAM E. MUDD AND ALAN K. TSE UNDER THE COMPANY’S AMENDED AND RESTATED 1997 INCENTIVE COMPENSATION PLAN; (IV) FOR APPROVAL OF THE CHURCHILL DOWNS INCORPORATED EXECUTIVE ANNUAL INCENTIVE PLAN; (V) FOR APPROVAL OF THE AMENDMENT TO THE CHURCHILL DOWNS INCORPORATED 2007 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 1 MILLION SHARES; (VI) FOR APPROVAL OF THE AMENDMENT TO THE CHURCHILL DOWNS INCORPORATED 2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 100,000; (VII) FOR APPROVAL OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION; (VIII) FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC; AND (IX) IN THE DISCRETION OF THE PERSON OR PERSONS VOTING THE PROXIES, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Shareholders may also vote by telephone or over the Internet. Please refer to the instructions on your proxy card or the information forwarded by your bank, broker or other holder of record. The Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on June 13, 2012.

Revocation of Proxy

A proxy may be revoked at any time before the shares it represents are voted by giving written notice of revocation to the Secretary of the Company at 700 Central Avenue, Louisville, Kentucky 40208, and such revocation shall be effective for all votes after receipt or by delivery of a properly executed, later-dated proxy, including an Internet or telephone vote, or by voting in person at the Annual Meeting.

Important Information Regarding Delivery of Proxy Materials

What is “Notice and Access”?

The Securities and Exchange Commission has adopted amendments to the proxy rules that change how companies must provide proxy materials. Under these rules, often referred to as the “notice and access” model, companies can elect to make materials available to shareholders using either the “notice only” or “full set delivery” options. A company may use either option for all of its shareholders or may use one method for some shareholders and the other method for others.

What is the “Full Set Delivery” Option?

Under this option, a company continues to provide all proxy materials as it did prior to the change in the proxy rules. Materials may be provided in paper form and sent via mail or, if a shareholder has previously elected, may be provided in electronic form and sent via e-mail. In addition to delivering materials to shareholders, the Company is obligated to post all proxy materials on a publicly available website and provide information to shareholders about how to access that website.

In connection with its 2012 Annual Meeting of Shareholders, the Company has elected to use the “full set delivery” option. Accordingly, each shareholder will receive the Company’s proxy materials by mail or, if previously agreed to by a shareholder, by e-mail. These proxy materials include the Notice of Annual Meeting of Shareholders, proxy statement, proxy card and Annual Report. These materials are also available at http://www.churchilldownsincorporated.com/proxy.

What is the “Notice Only” Option?

Under this option, a Company posts all of its proxy materials on a publicly available website. Instead of delivering proxy materials to shareholders via mail or e-mail, the Company delivers a “Notice of Internet Availability of Proxy Materials.” This notice includes, among other matters: (i) information on the date and time of the annual meeting of shareholders and items to be considered at such meeting; (ii) information regarding the website where the proxy materials are posted; and (iii) various methods by which a shareholder may request paper or electronic copies of the proxy materials. If a shareholder requests paper copies of proxy materials, these materials must be sent to the shareholder within three (3) business days via first-class mail.

Will the Company Use the “Notice Only” Option in the Future?

Although the Company has elected to use the “full set delivery” option in connection with the 2012 Annual Meeting of Shareholders, it may choose to use the “notice only” option in the future. By reducing the amount of materials that a company needs to print and mail, the “notice only” option provides an opportunity for cost savings as well as conservation of natural resources. However, many companies that have used the “notice only” option have also experienced a lower participation rate—meaning that fewer shareholders voted in these companies’ annual elections. The Company plans to evaluate the future possible cost savings as well as the possible impact on shareholder participation as it considers future use of the “notice only” option.

As a Shareholder, What Do I Need to Do?

If you would prefer to continue receiving paper copies of proxy materials if the Company elects to use the “notice only” option for future annual meetings, please mark the “Materials Election” box on your proxy card (or provide this information when you vote telephonically or via the Internet).

As noted above, if the Company elects to use the “notice only” option, it must provide paper copies via first class mail to any shareholder who, after receiving the Notice of Internet Availability of Proxy Materials, nevertheless requests paper copies. So, for example, even if you do not check the “Materials Election” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice of Internet Availability of Proxy Materials in the future. Because first class postage is significantly costlier than bulk mail rates and because each such request must be processed on a shareholder-by-shareholder basis, the cost of responding to a single request for paper copies is likely to be significantly greater than the per shareholder cost the Company currently incurs in delivering proxy materials via bulk mail. Accordingly, requests for paper copies could significantly undermine or eliminate expected cost savings associated with the “notice only” option.

By developing in advance a database of shareholders who would prefer to continue receiving paper copies of proxy materials, the Company would be able to use the “full set delivery” option for these shareholders—using bulk mail to deliver the paper copies—while using the “notice only” option for other shareholders. Company management believes this would significantly reduce the number of requests for paper copies that the Company would need to process on a shareholder-by-shareholder basis and would position the Company to better capture cost savings should it elect to use the “notice only” option in the future. We appreciate your assistance in helping us develop this database through the proxy card, telephonic and Internet voting processes.

Security Ownership of Certain Beneficial

Owners and Management

The following table sets forth information as of April 13, 2012 (except as otherwise indicated below) regarding the beneficial ownership of the Common Stock by the only persons known by the Company to beneficially own more than five percent (5%) of the Common Stock, each director of the Company, each named executive officer (as defined in “Executive Compensation-Summary Compensation Table” herein), and the Company’s directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them. The percentage of beneficial ownership is calculated based on 17,337,968 shares of Common Stock outstanding as of April 13, 2012. We are not aware of any pledge of our Common Stock or any other arrangements the operation of which may at a subsequent date result in a change in control of our Company.

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership(1)(2)		Percent of Class
The Duchossois Group, Inc. (f/k/a Duchossois Industries, Inc.) 845 Larch Avenue Elmhurst, IL 60126	3,287,141		18.96
Michael B. Brodsky	14,702		*
Leonard S. Coleman, Jr.	5,287		*
Craig J. Duchossois	3,306,914	(3)	19.07
Richard L. Duchossois	3,390,401	(4)	19.55
Robert L. Fealy	7,777		*
Daniel P. Harrington	239,094	(5)	1.38
G. Watts Humphrey, Jr.	51,787		0.30
James F. McDonald	6,510		*
R. Alex Rankin	5,587		*
Darrell R. Wells	145,787		0.84
William C. Carstanjen	24,369	(6)	0.14
Robert L. Evans	381,366	(7)	2.20
William E. Mudd	20,130	(8)	0.12
Alan K. Tse	206	(9)	*
Rohit Thukral	26,800	(10)	0.15
14 Directors and Executive Officers as a Group	4,312,774	(11)(12)	24.87

*	Less than 0.1%

(1)	Some of the Company’s directors have deferred certain director fees pursuant to the Company’s 2005 Deferred Compensation Plan that will be paid in Company shares upon the director’s retirement or other termination of service with the Company. The directors have no voting or investment power with regard to these shares. The number of shares that the directors would have been entitled to had their service with the Company terminated as of April 13, 2012, is included in the table above as follows: Mr. Craig Duchossois had 1,340 deferred shares, Mr. Richard Duchossois had 2,473 deferred shares, Mr. Fealy had 6,991 deferred shares, Mr. Harrington had 5,008 deferred shares and Mr. McDonald had 3,712 deferred shares.

(2)	The Company’s non-employee directors have been awarded restricted stock units as a part of their director compensation. At the time a director ceases being a director of the Company, the Company will issue one share of common stock for each vested restricted stock unit owned by such director. The restricted stock units vest upon the earlier of (i) the anniversary of the grant date of such units or (ii) the day immediately preceding the annual meeting of shareholders of the Company next occurring after the grant date of such units. Mr. Brodsky, Mr. Coleman, Mr. Craig Duchossois, Mr. Richard Duchossois, Mr. Fealy, Mr. Harrington, Mr. Humphrey, Mr. McDonald and Mr. Wells each have 787 restricted stock units that are vested, or that vest within 60 days of April 13, 2012, which are included in the table above.

(3)	Mr. Craig J. Duchossois is the son of Mr. Richard L. Duchossois, who is also a director of the Company. Craig J. Duchossois shares voting and investment power with respect to 3,150,000 shares owned by The Duchossois Group, Inc. (formerly known as Duchossois Industries, Inc.) and 137,141 shares owned by 845 Larch Acquisition Corp., LLC, an affiliate of The Duchossois Group, Inc. Mr. Craig J. Duchossois also shares voting and investment power with respect to 17,646 shares owned by three trusts. He specifically disclaims beneficial ownership of these shares. Of the shares listed as beneficially owned by Mr. Craig J. Duchossois, 3,287,141 shares are also listed as beneficially owned by Mr. Richard L. Duchossois.

(4)	Mr. Richard L. Duchossois is the father of Mr. Craig J. Duchossois, who is also a director of the Company. Mr. Richard L. Duchossois shares voting and investment power with respect to 3,150,000 shares owned by The Duchossois Group, Inc. (formerly known as Duchossois Industries, Inc.) and 137,141 shares owned by 845 Larch Acquisition Corp., LLC, an affiliate of The Duchossois Group, Inc. Mr. Richard L. Duchossois also shares voting and investment power with respect to 100,000 shares owned by the RLD Revocable Trust. He specifically disclaims beneficial ownership of these shares. Of the shares listed as beneficially owned by Mr. Richard L. Duchossois, 3,287,141 shares are also listed as beneficially owned by Mr. Craig J. Duchossois.

(5)	Mr. Harrington shares voting and investment power with respect to 233,300 shares held by TVI Corp. He specifically disclaims beneficial ownership of these shares.

(6)	Excludes 44,727 restricted shares awarded under the Company’s Long Term Incentive Plan (2007 Omnibus Plan) over which Mr. Carstanjen has neither voting nor dispositive power until the lapse of the applicable restriction periods, in which such shares vest quarterly in equal installments, pursuant to the restricted stock agreements governing these awards and 15,000 restricted shares awarded pursuant to Mr. Carstanjen’s employment agreement over which Mr. Carstanjen has neither voting nor dispositive power until the lapse of a three-year restriction period.

(7)	Includes 65,000 vested restricted stock units and 227,500 currently exercisable options, but excludes 82,500 non-exercisable options and 146,093 restricted shares awarded pursuant to Mr. Evans’ employment agreement over which Mr. Evans has neither voting nor dispositive power until the lapse of certain restrictions pursuant to the restricted stock agreements governing the awards.

(8)	Includes 4,500 shares issuable under currently exercisable options, but excludes 34,404 restricted shares awarded under the Company’s Long Term Incentive Plan (2007 Omnibus Plan) over which Mr. Mudd has neither voting nor dispositive power until the lapse of the applicable restriction periods, in which such shares vest quarterly in equal installments, pursuant to the restricted stock agreements governing these awards and 15,000 restricted shares awarded pursuant to Mr. Mudd’s employment agreement over which Mr. Mudd has neither voting nor dispositive power until the lapse of a restriction period ending on March 31, 2015.

(9)	Excludes 2,517 restricted shares awarded under the Company’s Long Term Incentive Plan (2007 Omnibus Plan) over which Mr. Tse has neither voting nor dispositive power until the lapse of the two year restriction period, in which such shares vest quarterly in equal installments, pursuant to the restricted stock agreement governing this award.

(10)	Rohit Thukral resigned from his position with the Company as of March 19, 2012. As of April 13, 2012, Mr. Thukral owned (i) 5,941 shares outright and (ii) 20,859 shares subject to restrictions. Pursuant to the separation agreement between the Company and Mr. Thukral, the restrictions on all of these shares will lapse within 60 days of April 13, 2012.

(11)	See “Executive Officers of the Company” and “Election of Directors” herein.

(12)	Includes 259,908 shares issuable under currently exercisable options.

Executive Officers of the Company

The Company’s executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.

Name and Age	Position(s) With Company and Term of Office
Robert L. Evans(1) 59	Chairman and Chief Executive Officer since June 2011; Chief Executive Officer from March 2011 to June 2011; President and Chief Executive Officer from August 2006 to March 2011
William C. Carstanjen(2) 44	President and Chief Operating Officer since March 2011; Chief Operating Officer from January 2009 to March 2011; Executive Vice President and Chief Development Officer from June 2005 to January 2009; General Counsel from June 2005 to December 2006
William E. Mudd(3) 41	Executive Vice President and Chief Financial Officer since October 2007
Alan K. Tse(4) 40	Executive Vice President and General Counsel since March 2011

(1)	Prior to joining the Company, Mr. Evans served as the Managing Director of Symphony Technology Group, a strategic holding group focused on the enterprise software and services market, and as President and CEO of Symphony Services Corp., a product engineering outsourcing services company, from 2002 to 2004. From 1999 to 2000, he served as President and Chief Operating Officer of i2 Technologies/Aspect Development.

(2)	Prior to joining the Company in 2005, Mr. Carstanjen was employed at General Electric Company. From 2004 through June 2005, he served as the Managing Director and General Counsel of GE Commercial Finance, Energy Financial Services. From 2002 to 2004, he served as General Counsel of GE Specialty Materials and, from 2000 to 2002, he served as Transactions and Finance Counsel of GE Worldwide Headquarters.

(3)	Prior to joining the Company in 2007, Mr. Mudd was employed at General Electric Company. From 2006 through October 2007, he served as Chief Financial Officer, Global Commercial & Americas P&L of GE Infrastructure, Water & Process Technologies. From 2004 to 2006, he served as Chief Financial Officer, Supply Chain, Information Technology and Technology Finance, GE Consumer & Industrial Europe, Middle East, & Africa, Budapest and Hungary and, from 2002 to 2004, he served as Manager, Global Financial Planning & Analysis and Business Development.

(4)	Prior to joining the Company in 2011, Mr. Tse was employed at LG Electronics Mobilecomm U.S.A., Inc., a leading cellular telephone manufacturer in the United States, where from January 2005 through March 2011, he served as Vice President and General Counsel.

Election of Directors

(Proposal No. 1)

At the Annual Meeting, shareholders will vote to elect four (4) persons to serve in Class I of the Board of Directors to hold office for a term of three (3) years expiring at the 2015 Annual Meeting of Shareholders and thereafter until their respective successors shall be duly elected and qualified or until the earlier of their resignation, death or removal.

The Amended and Restated Bylaws of the Company provide that the Board of Directors shall be composed of not fewer than three (3) nor more than fifteen (15) members, the exact number to be established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one (1) class is elected annually to a three year term. Currently the Board of Directors is comprised of eleven (11) directors, with four (4) directors in Class I, three (3) directors in Class II and four (4) directors in Class III. The Company has a mandatory retirement age policy with regard to directors, which provides that a person is not qualified to serve as a director unless he or she is less than seventy (70) years of age on the date of election. However, the Board believes that it is important to monitor overall Board performance and suitability and, pursuant to the policy, upon the recommendation of the Nominating and Governance Committee, the Board may waive the effective date of mandatory retirement. There are no directors in Class I that will have met the mandatory retirement age at the Annual Meeting.

The Company is a party to a Merger Agreement dated as of June 23, 2000, as amended (the “Merger Agreement”), between the Company and Duchossois Industries, Inc. (currently known as The Duchossois Group, Inc.), under which certain subsidiaries of the Company were merged into certain wholly-owned subsidiaries of Duchossois Industries, Inc. (the “Merger”). The Merger was approved by vote of the Company’s shareholders at a Special Meeting of the shareholders on September 8, 2000. Pursuant to a Stockholder’s Agreement between the Company and Duchossois Industries, Inc., as part of the Merger, Duchossois Industries, Inc. designated three (3) individuals for appointment and election to the Board of Directors. The Stockholder’s Agreement provides that those individuals, Mr. Richard L. Duchossois, Mr. Craig J. Duchossois and Mr. Robert L. Fealy (or substitute designees reasonably acceptable to the Company), would be nominated to serve as directors of the Company, being allocated as equally as possible among the three classes of directors, for vote of the shareholders of the Company at the annual meeting of shareholders at which each respective class is then submitted for vote by the shareholders. In 2000, the Board of Directors of the Company appointed Mr. Craig J. Duchossois to serve as a member of Class I, Mr. Richard L. Duchossois to serve as a member of Class II and Mr. Robert L. Fealy to serve as a member of Class III. Mr. Craig J. Duchossois, Mr. Richard L. Duchossois and Mr. Robert L. Fealy have each been subsequently re-elected to the Board of Directors.

At the Annual Meeting, the four (4) persons named in the following table will be nominated on behalf of the Board of Directors for election as directors in Class I. The Nominating and Governance Committee has recommended, and the Board has approved, the nomination of these persons. All of the nominees currently serve as members of Class I and have agreed to serve if re-elected. With each shareholder having one vote per share to cast for each director position, the nominees receiving the greatest number of votes will be elected. The biographical information for our directors below includes information regarding certain of the experiences, qualifications, attributes and skills that led to the determination that such individuals are qualified to serve on the Board of Directors.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE ELECTION OF THE CLASS I DIRECTORS NAMED BELOW.

Nominees for Election as Directors

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Class I—Terms Expiring in 2015

Leonard S. Coleman, Jr. 63 Director since 2001	Mr. Coleman has served in multiple senior leadership positions in the major professional sports industry, including: Senior Advisor, Major League Baseball from 1999 to 2005; President, National League of Professional Baseball Clubs from 1994 to 1999. Among other exceptional personal and professional attributes, Mr. Coleman provides a unique perspective and is well suited to serve on the Board of the Company because of his experience as a senior executive in the major professional sports industry and as a director of large publicly traded companies in a variety of industries. Mr. Coleman currently holds the following leadership positions with other entities: Director, The Omnicom Group; Director, Electronic Arts, Inc.; Director, Avis-Budget Group, Inc.; Director, Director, H. J. Heinz Co.; and Director, Aramark Corporation; Chairman, The Jackie Robinson Foundation; Director, Spoleto Festival, Metropolitan Opera, The Schuman Fund and Urban America; Former Chairman, ARENACO, Inc. (subsidiary of New York Yankees/New Jersey Nets).

Craig J. Duchossois 67 Director since 2000	Mr. Duchossois serves as the Chief Executive Officer and a Director of The Duchossois Group, Inc., (a private holding company with diversified business interests comprised of companies with leading brands in the residential security, lighting and convenience products markets and the commercial control, automation and digital media markets). While Mr. Duchossois was originally nominated to serve as a Director of the Company pursuant to the stockholder’s agreement between the Company and Duchossois Industries, Inc. (as described above), the Company has been and will continue to be well served by Mr. Duchossois’ experience and proven capabilities in the international marketplace and technology industries in overseeing a diverse group of companies that have over 6,000 employees worldwide with operations located in over 30 countries, as well as his financial and business acumen. Mr. Duchossois currently holds the following leadership positions with other entities: Chairman, The Chamberlain Group, Inc. (access control devices); Director, AMX LLC; Director, Milestone AV Technologies LLC (audio-visual mounting equipment and display solutions); a Managing Member, HeathCo LLC (motion-activated lighting, door chimes and wireless lighting controls); Chief Executive Officer, TCMC, Inc. (investments); not-for-profit board memberships include Culver Education Foundation, Illinois Institute of Technology, University of Chicago, Kellogg Graduate School of Management, World Business Chicago, the University of Chicago Hospitals, Executive’s Club of Chicago, Economic Club, Chicago Council on Global Affairs and the Marine Corps Scholarship Foundation. He is a member of the Chief Executive Officer’s Organization, World Presidents Organization, and the Civic Committee of the Commercial Club of Chicago. Mr. Duchossois also serves as an advisory board member for Frontenac Company and The Edgewater Funds. He is also vice-chairman for CEO’s Against Cancer and a past-Chairman of the Board of Visitors for the United States Naval Academy.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Robert L. Evans 59 Director since 2006	Mr. Evans is the Chairman of the Board and Chief Executive Officer of the Company. Please see Mr. Evans’ positions with the Company, terms of office and other biographical information on page 6. Mr. Evans’ role as the Chairman and Chief Executive Officer of the Company as well as his proven entrepreneurial experience and abilities, his experience in senior executive positions at some of North America’s leading manufacturing (Mr. Evans served in a variety of management positions for Caterpillar Inc.), business consulting (former Managing Partner of the Americas Supply Chain Practice for the $17 billion Accenture Ltd., formerly Andersen Consulting), technology (former President and Chief Operating Officer of Aspect Development Inc.) and private equity companies (Co-Founder and former Managing Director of Symphony Technology Group, a private equity firm that provides investment capital and strategic direction to software and services companies), and his experience in the thoroughbred horse racing industry qualify Mr. Evans to serve as a Director of the Company. Mr. Evans currently holds the following leadership positions with other entities: President, Tenlane Farm, LLC (a thoroughbred breeding and racing operation); Director, IronPlanet (Audit Committee). Mr. Evans is a former director of ATC Technology Corp.

G. Watts Humphrey, Jr. 67 Director since 1995	Mr. Humphrey is the President, GWH Holdings, Inc. (private investment company); Chairman, IPEG (international plastics machinery equipment company) and Centria (manufacturer and erector of metal building systems); and Owner, Shawnee Farm (thoroughbred breeding and racing operation). Among other exceptional personal and professional attributes, Mr. Humphrey has extensive experience in overseeing a diverse group of companies as well as in significant leadership roles throughout the thoroughbred horseracing industry that qualify Mr. Humphrey to serve as a member of the Board of Directors. Mr. Humphrey currently holds the following leadership positions with other entities: Member of The Jockey Club; Vice-Chairman, Blood-Horse Publications; Director, Keeneland Association; Member of the Board of Trustees, Breeders’ Cup, Ltd.; Vice-Chairman, Shaker Village of Pleasant Hill; Director, Smithfield Trust Company; Director, Wausau Paper; Member of the Board of Trustees, Centre College. Mr. Humphrey previously served as Chairman of the Federal Reserve Bank—Fourth District.

(1)	There has been no change in principal occupation or employment during the past five years, except with respect to Mr. Evans (as described under “Executive Officers of the Company”).

(2)	Directorships at any time within the last 5 years in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the requirements of Section 15(d) of the Exchange Act or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships or positions considered significant by them.

Continuing Directors

The following table sets forth information relating to the Class II and Class III directors of the Company who will continue to serve as directors until the expiration of their respective terms of office.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Class II—Terms Expiring in 2013

Richard L. Duchossois 90 Director since 2000	Mr. Duchossois is the founder and serves as the Chairman of The Duchossois Group, Inc. (a private holding company with diversified business interests comprised of companies with leading brands in the residential security, lighting and convenience products markets and the commercial control, automation and digital media markets). Mr. Duchossois also serves as the Chairman of Arlington Park Racecourse, LLC, a subsidiary of the Company. While Mr. Duchossois was originally nominated to serve as a director of the Company pursuant to the stockholder’s agreement between the Company and Duchossois Industries, Inc (as described above), the Company has been and will continue to be well served by Mr. Duchossois’ entrepreneurial experience and abilities, his proven leadership capabilities in successfully developing and managing a diverse group of companies that have over 6,000 employees worldwide with operations located in over 30 countries, as well as his horse racing industry experience in which he led the resurrection of Arlington Park Racecourse as a world renowned racetrack. Mr. Duchossois currently holds the following leadership positions with other entities: Director, The Chamberlain Group, Inc. (access control devices); Director, Milestone AV Technologies LLC (audio-visual mounting equipment and display solutions); Director, TCMC, Inc. (investments).

James F. McDonald 72 Director since 2008	Mr. McDonald is an investor, partner, and founder of a number of private businesses which include construction aggregates, real estate investment partnerships, and livestock operations. From April 30, 2011 to December 31, 2011, Mr. McDonald provided resources to Cisco Systems, Inc. (“Cisco”) as a consultant. From 2006 to April 30, 2011, Mr. McDonald was a Senior Vice President of Cisco (a world leader in networking that provides hardware, software, and service offerings that are used to create Internet solutions that allow individuals, companies, and countries to increase productivity, improve customer satisfaction and strengthen competitive advantage.) From 1993 to 2006, Mr. McDonald served as the Chairman, Chief Executive Officer and President of Scientific-Atlanta, Inc. (a global provider of cable and internet protocol television set-tops, data and voice cable modems, end-to-end video distribution networks, and video systems integration services, which was acquired by Cisco Systems, Inc. in February 2006). Among other exceptional personal and professional attributes, Mr. McDonald’s experience as the chief executive or a senior executive of leading global technology companies and as a director of large publicly traded companies in a variety of industries qualify Mr. McDonald to serve on the Board of the Company. Mr. McDonald has held the following leadership positions with other entities: Director, Burlington Resources, Inc. from 1988 to 2006, Director, Mirant Corporation from 2001 to 2006, Director, National Data Corporation and NDCHealth Corporation from 2000 to 2006, Director, Scientific-Atlanta, Inc. from 1993 to 2006. Mr. McDonald is also a former Director of Sprint (now Sprint Nextel Corporation).

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

R. Alex Rankin 57 Director since 2008	Mr. Rankin is the President of Sterling G. Thompson Co. (a private insurance agency and broker), the President of Upson Downs Farm, Inc. (a thoroughbred breeding and racing operation), the Chairman of the James Graham Brown Foundation (a private, non-profit foundation that fosters the well-being, quality of life, and image of Louisville and Kentucky by actively supporting and funding projects in the fields of civic affairs, economic development, education, and health and general welfare, which since 1954 has awarded over 2,680 grants totaling over $450 million) and the Chairman of The Bank—Oldham County (an independent community bank). Among other exceptional personal and professional attributes, Mr. Rankin’s expertise in the areas of finance and risk management, as well as his experience in thoroughbred horseracing qualify Mr. Rankin as a member of the Board of Directors and the Audit Committee.

(1)	Except as noted with respect to Mr. McDonald, there has been no change in principal occupation or employment during the past five years.

(2)	Directorships at any time within the last 5 years in companies with a class of securities registered pursuant to Section 12 of the Exchange Act, subject to the requirements of Section 15(d) of the Exchange Act or companies registered under the Investment Company Act of 1940 and, in the case of certain nominees, other directorships or positions considered significant by them.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Class III—Terms Expiring in 2014

Michael B. Brodsky 44 Director since 2010	Mr. Brodsky is the Co-Chief Executive Officer of Federated Sports + Gaming, Inc. (development of sports and gaming brands through the integration of traditional and digital media). Prior to its acquisition by the Company, Mr. Brodsky served as the Chief Executive Officer and Executive Chairman of Youbet.com, Inc. (a leading company conducting advanced deposit wagering on horseracing via the Internet and telephone). Mr. Brodsky is currently a director of Selectica, Inc. (a leader in contract management and configuration software). Among other exceptional personal and professional attributes, Mr. Brodsky’s experience as a director and senior executive of companies in the technology sector and, in particular, in the application of technology to the gaming industry qualifies Mr. Brodsky to serve as a member of the Board of Directors.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Robert L. Fealy 60 Director since 2000	Mr. Fealy serves as the President and Chief Operating Officer of The Duchossois Group, Inc. (a private holding company with diversified business interests comprised of companies with leading brands in the residential security, lighting and convenience products markets and the commercial control, automation and digital media markets). While Mr. Fealy was originally nominated to serve as a Director of the Company pursuant to the stockholder’s agreement between the Company and Duchossois Industries, Inc (as described above), the Company has been and will continue to be well served by Mr. Fealy’s experience as a certified public accountant and senior executive with oversight of a diverse group of companies that have over 6,000 employees worldwide with operations located in over 30 countries as well as proven capabilities in strategic business planning in a variety of industries. Mr. Fealy currently holds the following leadership positions with other entities: Director, The Duchossois Group, Inc.; Director, The Chamberlain Group, Inc. (access control devices); Chairman and Director, AMX LLC; Chairman and Director, Milestone AV Technologies LLC (audio-visual mounting equipment and display solutions); Managing Director, Duchossois Technology Partners, LLC (venture capital); Director and Chairman of the Audit Committee, Pella Corporation; Founding Board Member, Illinois Venture Capital Association; Treasurer, Illinois Venture Capital Association Political Action Committee; Chairman and Director, Brivo Systems, Inc.; Chairman, Illinois Innovation Accelerator Fund; Trustee, University of Cincinnati Foundation; Member, University of Cincinnati Business Advisory Council; Co-Chair, Proudly Cincinnati Capital Campaign; University of Chicago Polsky Center for Entrepreneurship Advisory Board; Director, Chicago Children’s Choir.

Daniel P. Harrington 56 Director since 1998	Mr. Harrington serves as the President and Chief Executive Officer of HTV Industries, Inc. (private holding company with diversified business interests that include telecommunications, manufacturing distribution and banking). Among other exceptional personal and professional attributes, Mr. Harrington has extensive financial, accounting and chief executive experience within a variety of industries as well as experience in leadership roles within the horseracing industry that qualifies Mr. Harrington as a member of the Board of Directors. In addition, Mr. Harrington qualifies as an Audit Committee Financial Expert, which makes him well suited for his current role as the Chairman of the Company’s Audit Committee. Mr. Harrington also serves in the following leadership positions of other entities: Director, First Guaranty Bank; Trustee, The Veale Foundation. Mr. Harrington has served as a Director of First State Financial Corporation, Portec Rail Products, Inc. (and on the Audit and Compensation Committees), and Biopure Corporation (and on the Audit Committee).

Darrell R. Wells 69 Director since 1985	Mr. Wells serves as the General Partner or Managing Member of the following companies: Security Management Company, Security Trend Partners (hedge fund), Summit 1 & 2 Partnerships, Nautical Properties, LLC, and Exbury Partners. Mr. Wells also serves as the Chairman, Commonwealth Bancshares, Inc., Chairman, Citizens Financial Corporation, Director, Commonwealth Bank & Trust Company; President & Director, SMC Advisors, Inc.; Chairman and Chief Executive Officer, Citizens Security Life Insurance Company; Vice President and Director, Magnolia Bancshares, Inc.; President, Wells Foundation (charitable foundation); Director, First Security Bank, American Printing House. Among other exceptional personal and professional attributes, Mr. Wells has extensive financial knowledge and experience as the Chief Executive of multiple companies in the banking, insurance and investment industries that qualify him as a member of the Company’s Board of Directors.

(1)	Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2)	Directorships at any time within the last 5 years in companies with a class of securities registered pursuant to Section 12 of the Exchange Act, subject to the requirements of Section 15(d) of the Exchange Act or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships or positions considered significant by them.

The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors.

Emeritus Directors

Emeritus Directors are available for counsel, but do not attend meetings of the Board of Directors and do not vote on matters presented to the Board. The Company’s Amended and Restated Bylaws provide that a person shall not be qualified for election as a Director due to age pursuant to any mandatory retirement age requirement adopted by the Company. The Company’s Corporate Governance Guidelines provide that the Board will establish and maintain a policy with regard to a mandatory retirement age for non-employee directors. The current policy provides that a person is not qualified to serve as a director unless he or she is less than seventy (70) years of age on the date of election. However, the Board believes that it is important to monitor overall Board performance and suitability and, upon the recommendation of the Nominating and Governance Committee, the Board may waive the effective date of mandatory retirement. Each director shall become a Director Emeritus upon the expiration of his or her current term following the date on which he or she is no longer qualified for election due to age, provided the effective date of such mandatory retirement has not been waived. The Emeriti Directors are Charles W. Bidwill, Jr., Catesby W. Clay, J. David Grissom, Frank B. Hower, Jr., Thomas H. Meeker, Arthur B. Modell and Carl F. Pollard.

Director Compensation for Fiscal Year Ended December 31, 2011

During 2011, directors received an annual retainer fee of $35,000; directors who served as committee chairmen of the Compensation Committee and the Nominating and Governance Committee received an additional $5,000 for a total annual retainer fee of $40,000; and the director who served as committee chairman of the Audit Committee received an additional $10,000 for a total annual retainer fee of $45,000. Directors were paid $1,500 for each meeting of the Board of Directors and $1,000 for each committee meeting they attended, either in person or by teleconference, and for each special ad hoc meeting in which they participated. Finally, each director received a grant of equity in the Company in the amount of $25,000. Only non-employee directors receive this compensation.

In 2011, we provided the following annual compensation to our non-employee directors:

Name	Fees earned or paid in cash ($)		Stock Awards ($)(4)	Total ($)
Carl F. Pollard(1)	40,000		-0-	40,000
Michael B. Brodsky	42,500	(2)	25,000	67,500
Leonard S. Coleman, Jr.	54,500		25,000	79,500
Craig J. Duchossois	47,000	(3)	25,000	72,000
Richard L. Duchossois	44,500		25,000	69,500
Robert L. Fealy	42,500	(3)	25,000	67,500
Daniel P. Harrington	55,500	(3)	25,000	80,500
G. Watts Humphrey, Jr.	49,500		25,000	74,500
James F. McDonald	48,500	(3)	25,000	73,500
R. Alex Rankin	52,500		25,000	77,500
Darrell R. Wells	51,500		25,000	76,500

(1)	Carl F. Pollard retired from the Board of Directors as of June 16, 2011.

(2)	The Churchill Downs Incorporated 2005 Deferred Compensation Plan allows directors to defer receipt of all or part of their retainer and meeting fees in a direct account that gives several investment options. Mr. Brodsky elected to have all of his director fees for 2011 deposited into an investment account under the Churchill Downs Incorporated 2005 Deferred Compensation Plan.

(3)	The Churchill Downs Incorporated 2005 Deferred Compensation Plan also allows directors to defer receipt of all or part of their retainer and meeting fees in a deferred share account until after their service on the Board has ended. This account allows the director, in effect, to invest his or her deferred cash compensation in Company Common Stock. Funds in this account are credited as hypothetical shares of Common Stock based on the market price of the stock at the time the compensation would otherwise have been earned. Hypothetical dividends are reinvested in additional shares based on the market price of the stock on the date dividends are paid. All shares in the deferred share accounts are hypothetical and are not issued or transferred until the director ends his or her service on the Board. Upon the end of service, the shares are issued or transferred to the director. In 2011, Craig Duchossois, Mr. Fealy, Mr. Harrington and Mr. McDonald deferred all of their 2011 directors’ fees into a deferred share account under the Churchill Downs Incorporated 2005 Deferred Compensation Plan. The grant dates for the deferred shares was the first business day of the first month after the quarter end. As of December 31, 2011, Mr. Fealy had 6,708.155 deferred shares, Mr. Craig Duchossois had 1,086.032 deferred shares, Mr. Richard Duchossois had 2,445.791 deferred shares, Mr. Harrington had 4,686.195 deferred shares and Mr. McDonald had 3,431.739 deferred shares under the Plan.

(4)	On June 16, 2011, each non-employee director received a grant of restricted stock units, in the amount of $25,000 based upon the closing price of a share of the Company’s stock on that date, that vest upon the earlier of (i) the anniversary of the grant date of such units or (ii) the day immediately preceding the annual meeting of shareholders of the Company next occurring after the grant date of such units. At the time a director ceases being a director of the Company, the Company will issue one share of common stock for each vested restricted stock unit owned by such director. As of December 31, 2011, each non-employee director had 787 vested restricted stock units and 583 unvested restricted stock units that will vest on June 14, 2012.

Corporate Governance

The Board of Directors is responsible for providing effective governance over the Company’s affairs. The Company’s corporate governance practices are designed to align the interests of the Board and management with those of our shareholders and to promote honesty and integrity throughout the Company.

During the past year, we continued to review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also reviewed guidance and interpretations provided by the Securities and Exchange Commission and NASDAQ.

Copies of the current charter, as approved by our Board, for each of our Audit, Compensation and Nominating and Governance Committees and a copy of our Corporate Governance Guidelines, Code of Conduct for Employees and Code of Ethics for Principal Financial Officers are available on our corporate website, http://www.churchilldownsincorporated.com under the “Investors” heading.

Shareholders may send communications to the Company’s Board of Directors addressed to the Board of Directors c/o Churchill Downs Incorporated, 700 Central Avenue, Louisville, Kentucky 40208. Any correspondence addressed to the Board of Directors in care of the Company is forwarded to the Board of Directors without review by management.

Board Leadership Structure

On June 16, 2011, the Company’s Chief Executive Officer, Robert L. Evans, assumed the combined roles of Chairman of the Board of Directors and Chief Executive Officer. While the Board believes that many factors influence the decision of whether the Chairman of the Board of Directors and Chief Executive Officer positions should be separate or combined and that these factors must be re-evaluated as the needs of the Company evolve, currently the Board of Directors believes that combining such roles is an efficient and effective leadership structure. The Chief Executive Officer is the director that is most familiar with the diverse business operations of the Company and is best situated to lead discussions on the important matters affecting the Company. In addition, this structure creates a firm link between the Company’s management and its Board of Directors, and fosters clear accountability, effective decision making and alignment on corporate strategy. To assure effective independent oversight, the Board has adopted a number of governance practices, including: having a lead independent director (see below for a description of the lead independent director role), executive sessions of the independent directors after each Board meeting and annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

No less frequently than once every two years the Board will appoint a lead director from among its independent directors. On June 16, 2011, G. Watts Humphrey, Jr. was appointed as the lead independent director. The lead independent director’s authority and responsibilities include: (i) presiding over all meetings of the Board at which the Chairman is not present, including the executive sessions of the independent directors, (ii) serving as liaison between the Chairman and the independent directors, (iii) approving meeting agendas, schedules and information sent to the Board, (iv) the ability to call meetings of the independent directors, and (v) ex officio status on each committee of the Board that the lead independent director is not already a voting member.

Oversight of Company Risk

As part of its responsibility to oversee the management, business and strategy of the Company, the Board of Directors has overall responsibility for risk oversight. While the Board of Directors as a whole performs certain risk oversight functions directly, such as its ongoing review, approval and monitoring of the Company’s fundamental business and financial strategies and major corporate actions, the majority of the Board of Directors’

risk oversight functions are carried out through the operation of its committees. Each committee oversees risk management within its assigned areas of responsibility, as described below in the discussion of committee responsibilities. The Audit Committee is primarily responsible for overseeing the Company’s risk assessment and risk management practices, as well as its compliance programs. The Compensation Committee’s responsibilities include oversight of the risks associated with the Company’s compensation policies and practices, as well as its managerial development and succession plans. The Nominating and Governance Committee oversees the risks related to the Company’s corporate governance structure and processes.

Share Ownership Guidelines

The Board expects all directors to display confidence in the Company by ownership of a meaningful amount of the Company’s stock. As a result, each director is expected to own shares of the Company’s stock with a fair market value equal to five (5) times the director’s annual retainer. Each director who was serving as such on the date of adoption of the ownership guidelines (March 15, 2007) will have five (5) years from such date to meet this requirement and each director appointed or elected since such date will have five (5) years from the date of appointment or election to the Board to meet this requirement. Initial compliance was measured in March of 2012, the five (5) year anniversary date of the adoption of the ownership guidelines (for directors in office on March 15, 2007) and each director was in compliance with the policy. Each director’s continuing compliance with the ownership guidelines will be measured in the year he or she stands for re-election and will be considered as one of the criteria for nomination by the Nominating and Governance Committee. Deferred shares acquired by directors under the Churchill Downs Incorporated 2005 Deferred Compensation Plan and restricted stock units granted as director compensation may be included for purposes of measuring compliance with the Company’s share ownership guidelines.

Board Meetings and Committees

Five (5) meetings of the Board of Directors were held during the last fiscal year. All directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the meetings of the committee(s) on which they served in 2011. The Company encourages its directors to attend the Annual Meeting each year. All directors attended the Company’s Annual Meeting held on June 16, 2011.

The Board has determined that all of the directors of the Company are “independent directors,” as defined under NASDAQ Rule 5605(a)(2), except Robert L. Evans.

As required by the Company’s Corporate Governance Guidelines, the Board of Directors currently has four (4) standing committees: the Executive, Audit, Compensation and the Nominating and Governance Committees. No Director Emeritus serves on any Board committee.

Executive Committee

The Executive Committee is authorized, subject to certain limitations set forth in the Company’s Amended and Restated Bylaws, to exercise the authority of the Board of Directors between Board meetings. The members of the Executive Committee are G. Watts Humphrey, Jr., who serves as Chairman, Michael B. Brodsky, Robert L. Fealy, and R. Alex Rankin. The Executive Committee does not meet on a regular basis, but instead meets as and when needed.

The Executive Committee did not hold any meetings during the last fiscal year.

Audit Committee

The primary purposes of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility in monitoring management’s conduct of the Company’s financial reporting process and overseeing the Company’s risk assessment and risk management practices. Under its charter, the Audit Committee is generally responsible for monitoring the integrity of the financial reporting process, systems of internal controls and financial statements and other financial reports provided by the Company to any governmental or regulatory body, the public or other users thereof, as well as overseeing the processes by which management assesses the Company’s exposure to risk and evaluating the guidelines and policies governing the Company’s monitoring, control and minimization of such exposures. The Audit Committee’s responsibilities are as follows:

•	To monitor the performance of the Company’s internal audit function;

•

To appoint, compensate, retain and oversee the Company’s independent registered public accounting firm employed by the Company for the purpose of preparing or issuing audit opinions on the Company’s financial statements and its internal control over financial reporting;

•	To monitor the Company’s compliance with legal and regulatory requirements as well as the Company’s Code of Conduct and Compliance Policies;

•

To inquire of management, including its internal auditor, and the Company’s independent auditors regarding significant risks or exposures, including those related to fraudulent activities, facing the Company; to assess the steps management has taken or proposes to take to minimize such risks to the Company; and to periodically review compliance with such steps; and

•

In discharging its oversight role, to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts for this purpose.

The officers of the Company responsible for risk assessment and risk management functions report directly to the Audit Committee on a periodic basis, such as the Company’s internal auditor presenting its audit plan annually, and on a case by case basis as necessary.

The members of the Audit Committee are Daniel P. Harrington, who serves as Chairman, R. Alex Rankin, and Darrell R. Wells. The Company’s Board of Directors has determined that all members of the Company’s Audit Committee are independent as defined under NASDAQ Rule 5605(a)(2) and Rule 10A-3(b)(1) of the Securities and Exchange Commission.

Four (4) meetings of the Audit Committee were held during the last fiscal year. The Audit Committee reviews the adequacy of its charter on an annual basis.

The Board of Directors has determined that Daniel P. Harrington, who is independent as defined under NASDAQ Rule 5605(a)(2) and rules promulgated by the Securities and Exchange Commission, is an “audit committee financial expert” as defined by regulations promulgated by the Securities and Exchange Commission.

Compensation Committee

Responsibilities of the Compensation Committee

The Compensation Committee of the Board of Directors operates under a written charter and is comprised entirely of directors meeting the independence requirements of NASDAQ. The Board established the Compensation Committee to discharge the Board’s responsibilities relating to compensation of the Company’s chief executive officer and each of the Company’s other executive officers. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies and perquisites as they affect the chief executive officer (“CEO”) and other executive officers.

During 2011, the Compensation Committee was composed of four (4) independent directors, as defined by the NASDAQ listing standards, including three (3) “Non-Employee Directors” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934. Currently the members of the Compensation Committee are Leonard S. Coleman, Jr., who serves as Chairman; Craig J. Duchossois; James F. McDonald; and Darrell R. Wells. The Committee has created a special Subcommittee comprised of three Non-Employee Directors for the purposes of approving any stock grants or other stock related transactions to officers or directors of the Company, as required under Rule 16b-3. In addition, this Subcommittee is comprised only of “outside directors” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and is responsible for approving all performance standards for officers for any pay program intended to qualify as “performance based compensation” under this section of the Code. The members of this special Subcommittee are Mr. Coleman, Mr. McDonald and Mr. Wells.

Six (6) meetings of the Compensation Committee were held during the last fiscal year. Members of management attended each meeting. The agenda for each meeting was determined by the Chairman of the Compensation Committee with management’s input prior to each meeting.

The Compensation Committee’s responsibilities are as follows:

•	To oversee the development and implementation of the Company’s compensation policies and programs for executive officers.

•

To establish the annual goals and objectives relevant to compensation of the CEO and other executive officers, including the balance of the components of total compensation and to present such goals and objectives to the Board of Directors.

•

To evaluate the performance of the CEO and the other executive officers in light of the agreed-upon goals and objectives and set the compensation level of the CEO based on such evaluation and present its report to the Board of Directors annually.

•

To develop guidelines for the compensation and performance of the Company’s executive officers and to approve the compensation of the Company’s executive officers, including the balance of the components of total compensation.

•	To establish appropriate performance targets, participation and levels of awards with respect to the Company’s incentive compensation plans.

•

To administer the Company’s equity-based compensation plans, including the establishment of criteria for the granting of stock-based awards and the review and approval of such grants in accordance with the criteria.

•	To establish and periodically review company policies relating to senior management perquisites and other non-cash benefits.

•	To review periodically the operation of the Company’s overall compensation program for key employees and evaluate its effectiveness in promoting shareholder value and company objectives.

•	To oversee regulatory compliance with respect to compensatory matters.

•	To approve plans for managerial development and succession within the Company and to present such plans to the Board of Directors annually.

•

To consider, on at least an annual basis, whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company.

•	To review, assess and recommend to the Board appropriate compensation for outside directors.

•	To ensure the adequacy of and update, if necessary, the Compensation Committee’s charter annually.

•	To conduct an annual performance evaluation of the Compensation Committee.

•	To review the Compensation Discussion and Analysis and the supporting compensation disclosure materials and recommend to the Board its inclusion in the Company’s proxy statement.

•	To assess the results of the Company’s “Say on Pay” and “Say on Pay Frequency” votes and to report their findings in the applicable public filings.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board periodically review and revise the charter.

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the Compensation Committee at any time during the last fiscal year were officers of the Company or were former officers of the Company. None of the members who served on the Committee at any time during fiscal 2011 had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. Finally, no executive officer of the Company serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on the Committee.

Compensation Risk Assessment

The Committee performed an assessment of whether risks arising from the Company’s compensation policies and practices for all employees during 2011, including non-executive officers, are reasonably likely to have a material adverse effect on the Company. The Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Nominating and Governance Committee

The Company’s Nominating and Governance Committee operates under a written charter and is responsible for establishing the criteria for and reviewing the effectiveness of the Company’s Board of Directors. In addition, the Nominating and Governance Committee provides oversight with regard to the Company’s programs for dealing with business ethics and other governance issues.

Pursuant to the Company’s Corporate Governance Guidelines and its Policy on Board Composition, the Nominating and Governance Committee determines criteria regarding personal qualifications needed for Board membership and the Committee considers, reviews qualifications and recommends qualified candidates for Board membership. In doing so, the Nominating and Governance Committee reviews the composition of the Board to identify skill sets and qualifications which are represented in order to determine which ones are needed. In addition, the Nominating and Governance Committee reviews the Company’s strategic plan to determine its needs with regard to Board composition. While the Company does not have a formal policy on diversity for members of the Board of Directors, the Company’s Corporate Governance Guidelines and its Policy on Board Composition specifically provide that diversity of race and gender, as well as general diversity of backgrounds and experience represented on the Board of Directors are factors to consider in evaluating potential directors. The Nominating and Governance Committee sometimes employs an outside consultant to identify nominees with the skill sets, experience and backgrounds that suit the Company’s needs.

A candidate for the Company’s Board of Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s various constituencies. In considering a candidate for nomination as a member of the Board, the Nominating and Governance Committee will consider criteria such as independence; occupational background, including principal occupation (i.e., chief executive officer, attorney, accountant, investment banker, or other pertinent occupation); level and type of business experience (i.e., financial, lending, investment, media, racing industry, technology, etc.); diversity in race and gender; number of boards on which the individual serves; and the general diversity of backgrounds and experience represented on the Board. The Nominating and Governance Committee periodically reviews the Company’s Corporate Governance Guidelines and its Policy on Board Composition and recommends changes to the Board. It also evaluates the performance of the Board as a whole and provides feedback to the Board on how the directors, the committees and the Board are functioning. Finally it evaluates Board of Director practices at the Company and other well-managed companies on an annual basis and recommends appropriate changes to the Board and/or its practices.

The Nominating and Governance Committee receives and considers issues raised by shareholders or other stakeholders in the Company and recommends appropriate responses to the Board. The Nominating and Governance Committee will consider recommendations for director candidates submitted by shareholders. Such questions, comments or recommendations should be submitted in writing to the Nominating and Governance Committee in care of the Office of the Secretary at 700 Central Avenue, Louisville, Kentucky 40208. The Nominating and Governance Committee, in having adopted criteria to be considered for membership on its Board, considers such candidates applying such criteria and follows the recommendation process noted above. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration as recommendations from other sources.

The members of the Nominating and Governance Committee, each of whom is independent as defined by the NASDAQ listing standards, are R. Alex Rankin, who serves as Chairman, Leonard S. Coleman, Jr., and Richard L. Duchossois.

Two (2) meetings of the Nominating and Governance Committee were held during the last fiscal year.

Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as the

Company’s Independent Registered Public Accounting Firm for 2011

(Proposal No. 2)

On March 8, 2012, the Company’s Audit Committee selected PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012. PwC has served as the Company’s independent registered public accounting firm since the Company’s 1990 fiscal year.

Although the Company’s Amended and Restated Bylaws do not require that the Company’s shareholders ratify the appointment of PwC as the Company’s independent registered public accounting firm, the Board of Directors is submitting the appointment of PwC to the Company’s shareholders for ratification as a matter of good corporate governance. Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. If the appointment is not ratified, the Company’s Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, the Company’s Audit Committee, in its sole discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

Audit Fees

The audit fees incurred by the Company for services provided by PwC (i) for the year ended December 31, 2010, were $963,300 and (ii) for the year ended December 31, 2011, were $865,000. Audit fees include services related to the audit of the Company’s consolidated financial statements, the audit of the effectiveness of internal control over financial reporting, involvement with registration statement filings, statutory audits and consultations related to miscellaneous Securities and Exchange Commission and financial reporting matters.

Audit-Related Fees

During 2011, the Company incurred $104,390 in fees for assurance and related services performed by PwC that were reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported in the preceding section.

Tax Fees

Tax fees incurred by the Company for services provided by PwC (i) in 2010, were $ 35,700, and (ii) in 2011, were $0. Tax fees include services related to tax return preparation for a related entity, tax consultation and tax advice.

All Other Fees

All other fees incurred by the Company for services provided by PwC relate to the use of Comperio, PwC’s accounting research software, which amounted to $1,500 in each of 2010 and 2011. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining PwC’s independence.

The Audit Committee has adopted a policy of evaluating pre-approval of services provided by the independent auditors on a case-by-case basis. The Audit Committee pre-approved all audit and permissible non-audit services provided by the independent auditors in 2011.

Proposal to Approve the Performance Goals and Maximum Awards Payable

Under the Incentive Compensation Plan

(Proposal No. 3)

The Company’s Chairman and Chief Executive Officer, its President and Chief Operating Officer and its Executive Vice Presidents, and certain other key employees designated by the Compensation Committee, are eligible to receive an annual cash incentive bonus under the Churchill Downs Incorporated Amended and Restated Incentive Compensation Plan (1997) (the “ICP” or “Incentive Compensation Plan”). The Compensation Committee establishes various performance goals, the attainment of which entitles the participating employee to receive an annual bonus award. The amount of the award is a function of the participant’s base salary.

At its meeting in March 2012, the special Subcommittee of the Compensation Committee, which Subcommittee is comprised of members who are both “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and “outside directors” as defined by § 162(m) of the Code, established certain objective performance goals pursuant to which the Company’s Chairman and Chief Executive Officer, Robert L. Evans; the Company’s President and Chief Operating Officer, William C. Carstanjen; the Company’s Executive Vice President and Chief Financial Officer, William E. Mudd; and the Company’s Executive Vice President and General Counsel, Alan K. Tse; may receive a bonus award for fiscal year 2012 under the Incentive Compensation Plan if the performance goals applicable to each such executive officer are achieved. The performance goals set by the special Subcommittee of the Compensation Committee include the attainment of a pre-tax income target for the Company.

The special Subcommittee of the Compensation Committee has established certain additional objective performance goals related to individual performance for Mr. Evans, Mr. Mudd and Mr. Tse and has established certain additional objective performance goals related to both operating unit and individual performance for Mr. Carstanjen, in all cases related to the achievement of strategic initiatives and the improvement of core functional capabilities and business operations the specific details of which the special Subcommittee of the Compensation Committee has determined to be confidential business information, the disclosure of which would adversely affect the Company and its business. At the conclusion of the year, the special Subcommittee will make a determination whether the performance goals have been attained. The ultimate bonus award to be paid under the Incentive Compensation Plan will be determined by the extent to which each participating executive achieves each of the applicable performance goals established by the special Subcommittee of the Compensation Committee. The special Subcommittee of the Compensation Committee retains the discretion to reduce any award, notwithstanding the attainment of the applicable performance goals, based upon its determination of Mr. Evans’, Mr. Carstanjen’s, Mr. Mudd’s, and Mr. Tse’s performance in meeting the applicable performance goals.

The maximum dollar amount of bonus that may be awarded for each of Mr. Evans, Mr. Carstanjen, Mr. Mudd and Mr. Tse under the performance goals established by the special Subcommittee of the Compensation Committee are as follows:

Mr. Evans	$1,100,000
Mr. Carstanjen	$697,500
Mr. Mudd	$588,000
Mr. Tse	$348,000

Any bonus earned for 2012 performance under the Incentive Compensation Plan will be payable on or prior to March 15, 2013. Under current U.S. tax law, the Company may deduct the amount of the bonus award paid to Mr. Evans, Mr. Carstanjen, Mr. Mudd and Mr. Tse to the extent that the deduction is not otherwise limited under Code §162(m). Under Code §162(m), compensation paid to any covered employee in excess of $1,000,000 in any taxable year is not deductible by the Company except to the extent such amount constitutes “qualified performance-based compensation.” Qualified performance-based compensation is compensation paid solely on account of the attainment of one or more performance goals if:

•	the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors,

•	the material terms of the performance goals have been approved by the corporation’s shareholders prior to the payment of the compensation, and

•	the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

At the Annual Meeting, shareholders will be asked to approve the material terms of the performance goals and the maximum awards established by the special Subcommittee of the Compensation Committee for fiscal year 2012 for the payment of incentive compensation to Mr. Evans, Mr. Carstanjen, Mr. Mudd and Mr. Tse under the Incentive Compensation Plan. A vote in favor of this proposal will result in, subject to the satisfaction of Code §162(m), (i) the compensation payable to Mr. Evans, Mr. Carstanjen, Mr. Mudd and Mr. Tse under the Incentive Compensation Plan qualifying as performance-based compensation under Code §162(m), and (ii) the availability to the Company of a tax deduction in the amount of the compensation received by Mr. Evans, Mr. Carstanjen, Mr. Mudd and Mr. Tse pursuant to this annual incentive bonus. No bonus awards will be paid under the Incentive Compensation Plan if the Company’s shareholders do not vote in favor of this proposal.

Approval of the proposal requires the affirmative vote of a majority of the shares casting votes in favor of or opposed to the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE PERFORMANCE GOALS AND THE MAXIMUM AWARDS PAYABLE AS ESTABLISHED BY THE SPECIAL SUBCOMMITTEE OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS FOR THE PAYMENT OF COMPENSATION TO MR. EVANS, MR. CARSTANJEN, MR. MUDD AND MR. TSE UNDER THE CHURCHILL DOWNS INCORPORATED AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN (1997).

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY FOR THE PROPOSAL TO APPROVE THE PERFORMANCE GOALS AND THE MAXIMUM AWARDS FOR THE PAYMENT OF COMPENSATION TO MR. EVANS, MR. CARSTANJEN, MR. MUDD AND MR. TSE UNDER THE INCENTIVE COMPENSATION PLAN.

Proposal to Approve the Performance Goals for

Performance-Based Awards under the

Churchill Downs Incorporated Executive Annual Incentive Plan

(Proposal No. 4)

Introduction

On March 8, 2012, the Board of Directors adopted the Churchill Downs Incorporated Executive Annual Incentive Plan (the “Executive Annual Incentive Plan”) to be effective January 1, 2013, subject to the approval of the shareholders at the Annual Meeting. The Executive Annual Incentive Plan is a cash-based incentive plan that is intended to replace the Company’s Amended and Restated Incentive Compensation Plan (1997). In order to qualify certain performance-based awards under the Executive Annual Incentive Plan as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (the “Code”), the Company is asking its shareholders to approve the material terms of the performance goals under which “performance-based” awards are made under the Executive Annual Incentive Plan. The summary of the Executive Annual Incentive Plan contained in this proposal is qualified in its entirety by reference to the complete text of the plan which is attached to this Proxy Statement as Exhibit A.

Purpose of Proposal

The Executive Annual Incentive Plan is designed to promote the Company’s success and enhance its value by linking the interests of its participants to those of its shareholders and by providing participants with an incentive for outstanding performance. The Executive Annual Incentive Plan is further intended to provide flexibility in its ability to motivate, attract, and retain executive officers upon whose judgment, interest, and special efforts the Company’s business is largely dependent.

Section 162(m) of the Code limits the Company’s federal income tax deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, is (i) the principal executive officer or (ii) among the three highest compensated executive officers (other than the principal executive officer or the principal financial officer), i.e., the “covered employees.” Qualified “performance-based” compensation is not subject to this deduction limit and is thus fully deductible if certain conditions are met. One of these conditions is shareholder approval of the material terms of the performance goals under which the compensation is paid.

Qualification under Section 162(m) of the Code will allow the Company to treat otherwise performance-based compensation as being fully deductible for federal income tax purposes. Accordingly, the Company seeks shareholder approval with respect to the material terms of the performance goals related to certain awards under the Executive Annual Incentive Plan.

Material Terms of the Performance Goals

The material terms of the performance goals consist of (i) the class of employees eligible to receive awards under the Executive Annual Incentive Plan, (ii) the business criteria on which the performance goals are based, and (iii) the maximum dollar amount of incentive awards that can be paid to a participant in any calendar year.

Class of Eligible Employees

The executive officers of the Company comprise the class of employees eligible to receive awards under the Executive Annual Incentive Plan. There are four individuals currently eligible to participate in the Executive Annual Incentive Plan.

Business Criteria on Which the Performance Goals are Based

The business criteria on which the performance goals may be based under the Incentive Compensation Plan shall be based on one or more of the following business criteria (which may be determined for these purposes either by reference to the Company as a whole or by reference to any one or more of its subsidiaries, operating divisions or other operating units): stock price; total shareholder returns; sales or revenues (whether in general, by type of product or service, or by type of customer); gross earnings; pre-tax income; operating income; earnings before interest and/or taxes; earnings before interest, taxes, depreciation, and/or amortization; operating cash flow; free cash flow; net income; earnings per share; return measures (including pre-tax or after-tax, before or after depreciation and amortization) relating to return on assets, capital, investment, equity, sales or revenue; economic profit; economic value added; cost reductions and savings; productivity; market share; wagering handle; customer attendance measures; customer or employee satisfaction; financial ratios as provided in credit agreements of the Company and its affiliates; working capital targets, including net working capital, inventory, accounts payable, and accounts receivable measured in absolute terms or as turnover metrics (e.g., relative to sales or cost of goods sold, including number of days); completion of acquisitions of business or companies; completion of divestitures and asset sales; achievement of specified legislative or regulatory outcomes; completion of other material projects or any variation or combination of the preceding business criteria.

Maximum Amount of Cash Incentive Awards that can be Paid to a Participant in any Calendar Year

The maximum aggregate amount with respect to cash incentive awards that may be paid under the Executive Annual Incentive Plan in any calendar year to any individual participant is $5,000,000.

Administration; Amendment and Termination

The Executive Annual Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Board of Directors may at any time amend or terminate the Executive Annual Incentive Plan (and the Compensation Committee may at any time amend the Executive Annual Incentive Plan), except that no termination or amendment may reduce the amount of a bonus payment that has been determined by the Compensation Committee to be due and payable, but has not yet been paid without the participant’s consent. No amendment to the Executive Annual Incentive Plan will be made without the approval of the shareholders to increase the amount of any bonus payable beyond the amount determined pursuant to the plan documents.

Vote Required

In order for this proposal to be adopted by the shareholders, at least a majority of the votes cast at the Annual Meeting in person or by proxy by the shareholders entitled to vote on the matter must be voted in its favor.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR PERFORMANCE-BASED AWARDS UNDER THE EXECUTIVE ANNUAL INCENTIVE PLAN.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR PERFORMANCE-BASED AWARDS UNDER THE EXECUTIVE ANNUAL INCENTIVE PLAN.

Proposal to Approve the Amendment to the

Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan

and Re-approval of Material Terms of Performance Goals Under Section 162(m) of the Code

(Proposal No. 5)

Overview

The Board of Directors adopted the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan (the “2007 Plan”) on March 15, 2007. On March 8, 2012, upon recommendation of the Compensation Committee, the

Board of Directors approved the amendment of the 2007 Plan described in this proposal, subject to shareholder approval. If approved by the stockholders, the amendment will increase, by 1 million shares, the number of shares of the Company’s common stock available for issuance under the 2007 Plan.

The 2007 Plan is the only equity incentive compensation plan under which the Company is granting equity incentive awards, such as stock awards, to directors, officers and other employees. Approximately 237,438 shares remained available for issuance under the 2007 Plan as of March 8, 2012. This remaining amount is insufficient to meet the Company’s equity compensation requirements during 2012 and beyond.

Why You Should Vote For the 2007 Plan Amendment and Re-approval of the Material Terms of the Performance Goals Under Section 162(m) of the Code

The Board of Directors believes that the 2007 Plan is important to the long-term success of the Company. The purpose of the 2007 Plan is to attract, motivate and retain highly qualified officers, members of the Board who are not employees (“Nonemployee Directors”) and key employees. The 2007 Plan is also intended to provide compensation that will be tax deductible by the Company without regard to the limitations of Section 162(m) of the Internal Revenue Code.

The 2007 Plan is administered by the Compensation Committee of the Board of Directors. Awards made to Nonemployee Directors will be approved by the Board. Awards made to the Company’s Chairman and Chief Executive Officer will be approved by the Compensation Committee. The 2007 Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2007 Plan, the Compensation Committee has the discretion to determine the terms of each award. The Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not directors or executive officers of the Company. The Committee must fix the total number of shares that may be subject to grants made under this delegation.

The Company believes its usage of the 2007 Plan illustrates its commitment to best practices in equity compensation, prudent use of these limited resources and the promotion of a strong alignment with shareholder interests.

The Company manages its use of equity incentive awards carefully and has maintained a reasonable run rate. The Compensation Committee carefully monitors the Company’s total dilution, run rate and equity expense to ensure that it maximizes shareholder value and exercises prudence by granting only such number of equity awards as deemed necessary to attract, reward and retain employees. Run rate, a means of measuring annual stock dilution, shows how rapidly a company is deploying its shares reserved for issuance under its equity compensation plans. Run rate is defined as the number of shares subject to equity awards issued in a fiscal year as a percentage of the Company’s weighted average shares outstanding. The higher the run rate, the greater the dilution. In the last three fiscal years, the Company’s average annual run rate has been 2.8%, which is slightly below the median run rate of other companies of similar size in the same Global Industry Classification Standard (“GICS”) industry group (Hotels, Restaurants and Leisure) and considerably lower than the 5.81% run rate used by Institutional Shareholder Services (“ISS”) to assess such companies.

The Company’s equity “overhang” is substantially lower compared to similar companies. Overhang is an analysis of potential dilution to shareholders from the equity being transferred to employees via equity incentive plans. Overhang is defined as (i) stock awards and option awards outstanding and (ii) shares remaining available for grant as a percentage of the Company’s weighted average shares outstanding. As of December 31, 2011, the Company’s overhang was approximately 6.1% which is significantly below the median overhang of other companies of similar size in the same GICS industry group (Hotels, Restaurants and Leisure) of 13%. Upon approval of the amendment to the 2007 Plan, the Company’s overhang will be 11.9%, which is still lower than such comparable companies as described above.

Section 162(m) of the Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2007 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m). In order for the Company to be able to continue to have the flexibility to pay performance-based compensation that meets the requirements of Section 162(m) after the five-year anniversary of the initial approval of the 2007 Plan, the Company is also seeking re-approval of the material terms of the Section 162(m) performance goals under the 2007 Plan. The material terms of performance-based compensation are (i) eligibility for awards, (ii) individual grant limits on awards and (iii) the business criteria that can be used as performance grants for awards.

The amendment of the 2007 Plan will not be effective unless and until approved by shareholders. Participation and the types of awards under the 2007 Plan are subject to the discretion of the Compensation Committee and, as a result, the benefits or amounts that will be received by any participant or groups of participants if the amendment of the 2007 Plan is approved are not currently determinable. Based on its historic compensation practices, the Company expects that a range of 20 to 30 persons annually will receive awards under the 2007 Plan.

Summary Description of the 2007 Plan

A description of the provisions of the 2007 Plan is set forth in question and answer format below.

Who may participate?

Employees of the Company and its subsidiaries and Nonemployee Directors may be selected by the Compensation Committee to receive awards under the 2007 Plan. Approximately 3,300 employees and 10 non-employee directors are eligible to participate in the 2007 Plan.

Are there limits on grants to individual participants or other grant limits?

Yes. No participant may receive awards during any one calendar year representing more than 300,000 shares of Common Stock or more than 7,500,000 performance units. A performance unit is defined in the plan document as a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to the plan. If the amendment is approved, in no event will the number of shares of Common Stock issued under the plan upon the exercise of incentive stock options exceed 2,630,000 shares. Stock awards other than stock options will be counted against the maximum number of shares to be issued under the 2007 Plan in a 2-to-1 ratio. These limits are subject to adjustments by the Compensation Committee as provided in the 2007 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events.

What types of awards may be granted?

Awards under the 2007 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted share units, performance shares or performance units.

Upon what terms may options be awarded?

Stock options entitle the optionee to purchase shares of Common Stock at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) with any other legal consideration the Compensation Committee may deem appropriate or (iv) any combination of the foregoing. No stock option may be exercised more than ten (10) years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

Upon what terms may stock appreciation rights be granted?

Stock appreciation rights represent the right to receive an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s Common Stock on the date the rights are exercised. The base price must not be less than the fair market value of the Common Stock on the date the right is granted. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by the Company (i) in cash, (ii) in shares of the Company’s Common Stock or (iii) any combination of the foregoing. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable, and may specify that the stock appreciation rights may be exercised only in the event of a change in control of the Company or similar event. The Committee may grant “tandem” stock appreciation awards in connection with an option or “free-standing” stock appreciation awards unrelated to an option. No stock appreciation right may be exercised more than ten (10) years from the date of grant and each grant of a free-standing stock appreciation right must specify the period of continuous employment or service that is necessary before the free-standing stock appreciation right or installments thereof may be exercisable.

Upon what terms may restricted stock be awarded?

An award of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Compensation Committee to not include any of such rights during the restriction period. The transfer may be made without additional consideration from the participant. The Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

Upon what terms may restricted share units be granted?

An award of restricted share units granted under the 2007 Plan represents the right to receive a specific number of shares at the end of a specified deferral period. Any grant of restricted share units may be further conditioned upon the attainment of performance objectives. The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the participant is not entitled to vote or receive dividends on the shares subject to the award, but the Compensation Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of restricted share units may be made without any consideration from the participant other than the performance of future services.

Upon what terms may performance shares and units be granted?

A performance share is the equivalent of one share of Common Stock, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, shares of the Company’s Common Stock or any combination thereof.

What is the section 162(m) exemption?

Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, deferred shares and performance shares, that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by shareholders of the performance formulas or measures.

What are the performance objectives?

The 2007 Plan provides that grants of performance shares, performance units or, when determined by the Compensation Committee, options, restricted share units, restricted stock or other stock-based awards may be made based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) are limited to specified levels of or increases in the Company’s or subsidiary’s return on equity, earnings from continuing operations, earnings from continuing operations before interest and taxes, earnings per share from continuing operations before interest, taxes, depreciation and amortization (EBITDA), net earnings per share, diluted earnings per share, total earnings, earnings growth, return on capital, cost of capital, return on assets, return on investment, return on equity, net customer sales, volume sales, sales growth, gross profit, gross margin return on investment, increase in the fair market value of the Company’s Common Stock, share price (including but not limited to, growth measures and total shareholder return), operating profit, operating margin, net operating profit after taxes, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements, asset growth, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, customer satisfaction surveys and productivity. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

What is the maximum amount payable upon attainment of the specified performance-based objectives?

No individual may receive awards representing more than 300,000 shares of Common Stock in any one year. In addition, the maximum number of performance units that may be granted to an individual in any one year is 7,500,000. A performance unit is defined in the plan document as a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to the plan.

Are awards made under the plan transferable?

Except as provided below, no award under the 2007 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the award to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve.

When does the plan terminate?

The 2007 Plan will terminate on the tenth anniversary of the date it was first approved by shareholders, and no award will be granted under the 2007 Plan after that date.

How can the plan be amended?

The 2007 Plan may be amended by the Board of Directors, but without further approval by the shareholders of the Company, no such amendment may increase the limitations set forth in the 2007 Plan on the number of shares that may be issued under the 2007 Plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

What are the tax consequences of the 2007 plan?

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2007 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

A recipient of restricted stock generally will be subject to taxation at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within thirty days of the date of grant of the restricted stock will recognize ordinary income on the date of grant of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a substantial risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

A recipient of restricted share units generally will not recognize income until shares are transferred to the recipient at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer. At that time, the participant will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the recipient.

A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

Awards of stock appreciation rights, restricted share units, performance shares and performance units under the 2007 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Code Section 409A, such awards will be subject to immediate taxation and tax penalties in the year they vest. It is the intent of the Company that awards under the 2007 Plan will be structured and administered in a manner that complies with the requirements of Code Section 409A.

Where can I get a copy of the plan?

This summary is not a complete description of all provisions of the 2007 Plan. A copy of the 2007 Plan as proposed to be amended is attached hereto as Exhibit B.

What is required to approve this proposal?

In order for this proposal to be adopted by the shareholders, at least a majority of the votes cast at the Annual Meeting in person or by proxy by the shareholders entitled to vote on the matter must be voted in its favor.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2007 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 1 MILLION SHARES AND THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER SECTION 162(M) OF THE CODE.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO APPROVE THE 2007 OMNIBUS STOCK INCENTIVE PLAN AND RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER SECTION 162(M) OF THE CODE.

Proposal to Approve the Amendment to the

Churchill Downs Incorporated 2000 Employee Stock Purchase Plan

(Proposal No. 6)

On March 16, 2000, the Board of Directors adopted the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (the “2000 Stock Purchase Plan”) and submitted the Plan to the shareholders at the Annual Meeting on June 22, 2000, where it was approved, so that the Plan became effective on August 1, 2000. On March 11, 2004, the Board of Directors adopted an amendment to the 2000 Stock Purchase Plan to increase the aggregate number of shares of Common Stock available for issuance thereunder from 68,581 to 168,581 shares, which was subsequently approved by the shareholders. The 2000 Stock Purchase Plan provides employees of the Company with the opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock on a payroll or other compensation deduction basis. The purpose of the 2000 Stock Purchase Plan is to give the Company’s employees a strong incentive to work for its continued success by providing them with a convenient means for regular and systematic purchases of Common Stock. The 2000 Stock Purchase Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder.

On March 8, 2012, the Board of Directors adopted a proposal to amend the 2000 Stock Purchase Plan to increase the aggregate number of shares of Common Stock available for issuance thereunder from 168,581 to 268,581 shares, subject to shareholder approval at the Annual Meeting. In 2011, an aggregate number of 17,678 shares were purchased by employees participating in the Plan. As of January 1, 2012, there were only 15,513 shares of Common Stock remaining available for issuance under the Plan. The proposed amendment is expected to provide a sufficient number of additional shares for purchase under the Plan until 2017, assuming a slight increase in level of participation through that time period.

At the Annual Meeting, the shareholders will be asked to approve this amendment of the 2000 Stock Purchase Plan. Approval of the amendment by the Company’s shareholders is required under the terms of the plan.

In order for this proposal to be adopted by the shareholders, at least a majority of the votes cast at the Annual Meeting in person or by proxy by the shareholders entitled to vote on the matter must be voted in its favor.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY FOR THE PROPOSAL TO AMEND THE 2000 STOCK PURCHASE PLAN.

The following constitutes a brief description of the material features of the 2000 Stock Purchase Plan and is qualified in its entirety by reference to the copy of the 2000 Stock Purchase Plan, as proposed to be amended, which is attached as Exhibit C to this Proxy Statement.

All employees of the Company will be eligible to participate in the 2000 Stock Purchase Plan upon satisfying certain eligibility requirements set forth in the 2000 Stock Purchase Plan, including being employed by the Company for at least one (1) year. The Company employed approximately 3,100 persons as of December 31, 2011 who would be eligible to participate in the Plan.

On each annual purchase date under the 2000 Stock Purchase Plan, each participant will be deemed to have purchased, without any further action, the number of whole shares of Common Stock determined by dividing the funds in the participant’s stock purchase account by the applicable purchase price. The purchase price for shares of Common Stock on any purchase date will be equal to 85% of the lower of the fair market value per share of the Common Stock on the first or last business day of the applicable purchase period. In order to participate in the 2000 Stock Purchase Plan, a participant must voluntarily file with the Company a form authorizing regular payroll deductions to be held in the participant’s stock purchase account. A participant may withdraw at any time from the 2000 Stock Purchase Plan in accordance with applicable procedures and thereafter no further payroll deductions will be made. A participant who withdraws from the 2000 Stock Purchase Plan may elect to participate in a subsequent purchase period, if then eligible, in accordance with applicable procedures.

No employee may purchase more than 500 shares or $25,000 in fair market value of the stock in any year under the 2000 Stock Purchase Plan and all other stock purchase plans of the Company. No employee may purchase Common Stock under the 2000 Stock Purchase Plan if such employee, immediately after a right to purchase is granted to such employee, would own, directly or indirectly, within the meaning of Section 423(b)(3) of the Code, five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company.

The Common Stock to be issued and sold under the 2000 Stock Purchase Plan may be authorized but previously unissued shares or shares purchased by the Company. If the proposed amendment is approved the aggregate number of shares of Common Stock to be sold under the 2000 Stock Purchase Plan will not exceed 268,581 shares, subject to adjustment in the event of stock dividends, stock splits or other changes in the Company’s capitalization.

The 2000 Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to adopt such rules and regulations for carrying out the 2000 Stock Purchase Plan as it may deem proper and in the best interests of the Company. The Compensation Committee may amend the 2000 Stock Purchase Plan from time to time, except no amendment may be made without shareholder approval if its effect would be to cause the 2000 Stock Purchase Plan to (i) increase the number of shares reserved for issuance under the 2000 Stock Purchase Plan or (ii) alter the eligibility criteria for participation in the 2000 Stock Purchase Plan. The 2000 Stock Purchase Plan shall automatically terminate at the date on which the maximum number of shares of Common Stock have been sold.

The 2000 Stock Purchase Plan, and the right of employees to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under those provisions, no income will be taxable to any employee at the time of his or her election to participate in the 2000 Stock Purchase Plan or when shares are purchased. However, the current position of the IRS is that the difference between the fair market value of the shares on the date of purchase and the purchase price paid by the participant is considered taxable wages subject to federal employment taxes. Upon disposition of the shares, the employee will be subject to tax and the amount of tax will depend upon the holding period of the shares. If shares are disposed of by the employee more than two (2) years after the date on which the option to purchase the shares was granted (the first day of the applicable purchase period) and one (1) year after the date on which the shares were purchased, or the employee dies while owning the shares, the lesser of (a) the excess of the fair market value of the shares at the time the option to purchase the shares was granted over the employee’s purchase price or (b) the excess of the fair market value of the shares at the time of such shares’ disposition or death over the employee’s purchase price, will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares measured as of the purchase date over the employee’s purchase price will be treated as ordinary income, and any further gain will be treated as a capital gain. The amount taxable as ordinary income to the employee is subject to federal income tax withholding. The Company is not entitled to deductions for amounts taxed as ordinary income to the employees except to the extent of ordinary income reported by employees upon disposition of shares within two (2) years from the date the option to purchase the shares was granted and one (1) year from the date of purchase.

The foregoing is only a summary of the effects of the federal income taxation upon the employee and the Company with respect to the shares purchased under the 2000 Stock Purchase Plan and does not purport to be complete. The foregoing does not discuss income tax laws of any municipality, state, or foreign country in which an employee may reside.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CHURCHILL DOWNS INCORPORATED 2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 100,000 SHARES.

Equity Compensation Plan Information(1)

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	354,454	(3)(4)	$36.52	623,036	(6)
Equity compensation plans not approved by security holders(5)	65,000		$36.16	-0-
Total	419,454		$36.46	623,036

(1)	This table includes (i) aggregate data, including pricing, for shares presently committed under all equity compensation plans of the Company as of the end of the most recently completed fiscal year and (ii) aggregate data for shares still available to be issued under those plans. This table does not take into effect the proposed amendments to the 2007 Plan and the 2000 Stock Purchase Plan set forth in Proposal No. 5 and Proposal No. 6.

(2)	The equity compensation plans of the Company which have been approved by the shareholders of the Company are the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (“Stock Purchase Plan”), the Churchill Downs Incorporated 1993 Stock Option Plan (“1993 Plan”), the Churchill Downs Incorporated 1997 Stock Option Plan (“1997 Plan”), the Churchill Downs Incorporated 2003 Stock Option Plan (“2003 Plan”), the Churchill Downs Incorporated 2004 Restricted Stock Plan (“Restricted Stock Plan”) and the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan (“2007 Plan”) and certain stock options and restricted stock awards granted to the CEO as a part of his employment agreement. The 1993 Plan, the 1997 Plan and the 2003 Plan each allow one- to three-year option vesting periods and require that options expire ten (10) years after the date of grant, if not earlier under certain circumstances. The Restricted Stock Plan allows for the award of stock subject to certain conditions and restrictions as determined by the Compensation Committee at the time of the award. The 2007 Plan allows the Compensation Committee the flexibility to design compensatory awards that are responsive to the Company’s needs. Awards under the 2007 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted share units, performance shares or performance units.

(3)	Of this total, 17,648 shares of Common Stock of the Company are issuable upon the exercise of outstanding options granted under the 1997 Plan, 206,806 shares of Common Stock of the Company are issuable upon the exercise of outstanding options granted under the 2007 Plan and 130,000 shares of Common Stock of the Company are issuable upon the exercise of outstanding options granted to the CEO of the Company as a part of his employment agreement. The total does not include 69,100 outstanding shares of Common Stock which have been awarded under the Restricted Stock Plan and the 2007 Plan, as of December 31, 2011, which are unvested and over which the participants have neither voting nor dispositive power until the lapse of the restriction period.

(4)	Because each participant in the Stock Purchase Plan has one option each plan year and that option consists of the number of shares which can be purchased, through exercise, at the end of the plan year using compensation deductions made throughout the plan year, no outstanding options, warrants or rights for a specific number of the Company’s securities to be issued upon exercise existed at fiscal year’s end and, therefore, none are included in this total for the Stock Purchase Plan.

(5)	As a part of his employment agreement, the CEO of the Company was granted 65,000 restricted stock units representing shares of Common Stock of the Company, which vest quarterly over a 5 year period beginning with the end of the third calendar quarter of 2006. The CEO of the Company is entitled to receive the shares underlying the restricted stock units (along with a cash payment equal to accumulated dividend equivalents beginning with the lapse of forfeiture, plus interest at a 3% annual rate) six months after termination of employment. The restricted stock units were granted to the CEO of the Company as a material inducement to enter into the employment agreement.

(6)	Of this total, as of December 31, 2011, 15,590 shares of Common Stock of the Company remained available for future issuance under the Stock Purchase Plan and 607,446 shares of Common Stock of the Company remained available for future issuance under the 2007 Plan. Stock awards under the 2007 Plan, other than stock options, will be counted against the maximum number of shares as to which stock awards may be granted in a 2-to-1 ratio.

Proposal to Approve the Company’s

Amended and Restated Articles of Incorporation

(Proposal No. 7)

The Board of Directors has unanimously determined that it is advisable and in the best interests of the Company’s shareholders to amend and restate the Company’s articles of incorporation. The full text of the proposed Amended and Restated Articles of Incorporation of the Company is attached to this Proxy Statement as Exhibit D (the “Restated Articles”).

The Company’s articles of incorporation currently consist of the amended and restated articles of incorporation, as filed with the Kentucky Secretary of State on July 27, 2005, plus an amendment filed on March 19, 2008. The Board proposes adoption of the proposed Restated Articles, subject to shareholder approval, which reflect the following updates:

Article II – Purpose and Powers. The Restated Articles include a purpose clause which states that the Company’s purpose is to engage in any lawful business for which corporations may be incorporated under Kentucky law. This general purpose description is acceptable under Kentucky law and more accurately reflects the Company’s expanded business than the existing purpose which empowered the Company to transact any business permitted by law but also specifically enumerated permitted activities, many of which were limited to horse-racing and related activities.

Article IV – Principal Office. This provision has been updated to reflect the change of the Company’s principal office address following the relocation to its new corporate headquarters.

Article V – Registered Office. This provision has been revised to specify CT Corporation, rather than a Company employee, as the Company’s registered office and agent for receiving process.

Article IX – Preemptive Rights. The existing provision states that common stockholders do not have preemptive rights. This provision has been broadened to make it applicable to all holders of capital stock, regardless of class.

Article X – Directors. This provision has been revised to remove the requirement that the number of directors must be within a specific range. The Restated Articles provide that the exact number of members composing the Board of Directors will be determined by affirmative vote of a majority of the entire Board. The Company’s Bylaws currently provide that the range of directors must be not less than three (3) nor more than fifteen (15) directors.

Other immaterial changes. The Restated Articles consolidate into a single document the original amended and restated articles of incorporation and the separate amendment thereto. Certain other ministerial changes have been made to correct typographical errors and clarify or eliminate inconsistent or outdated language, in each case as specifically set forth in the Restated Articles. For example, references to “stockholders” were replaced with “shareholders,” the applicable term under Kentucky law.

The description set forth above is only a summary of the proposed changes to the Company’s articles of incorporation and is qualified in its entirety by reference to Exhibit D. Please refer to Exhibit D attached to this Proxy Statement to review the full text of the Restated Articles.

The affirmative vote of the holders of a majority of the votes entitled to be cast on this proposal will be required for the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE RESTATED ARTICLES.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO APPROVE THE RESTATED ARTICLES.

Advisory Vote on Executive Compensation

(Proposal No. 8)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s shareholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

The Company has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of the Company’s named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to Company’s ability to attract, motivate and retain individuals who can achieve superior financial results while also aligning the interests of the executives with the interests of shareholders over the long-term. This approach has resulted in the Company’s ability to attract and retain the executive talent necessary to guide the Company successfully during a period of growth and transformation. Please refer to “Compensation Discussion and Analysis—Executive Summary” for an overview of the compensation of the Company’s named executive officers.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. At the Annual Meeting, shareholders will be asked to approve the compensation of the Company’s named executive officers by voting FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.”

This vote is advisory and therefore not binding on the Company. The Board of Directors and Compensation Committee value the opinions of the Company’s shareholders. Should there be a significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider those shareholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required for advisory approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Compensation Discussion and Analysis

Executive Summary

The goal of the Company’s compensation programs is to ensure that the Company has the talented executives and employees it needs to achieve its strategic plans and deliver financial returns to shareholders over both the short term and long term. To do that, the Company needs to attract and retain talented executives and employees, and compensate them in a way that encourages and rewards high performance.

During 2011, the Company exhibited record financial performance including $158.7 million in Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), which is up over 97% from the previous Company record set in 2010. Such results were achieved during a time of ongoing financial turmoil for the Company’s historical core business of thoroughbred horseracing because of the Company’s continued diversification of revenues and its operational discipline. These achievements contributed to significant benefits being realized by the Company’s shareholders. The Company increased its dividend in 2011 by 20%. In addition, during 2011 the Company’s stock price increased from $43.40 on January 1, 2011, to $52.13 on December 31, 2011, for a return of over 20% for shareholders (excluding dividends). A reconciliation of Company EBITDA to net earnings may be found in Note 19 to our 2011 audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

While the compensation structure for the Company’s Chairman and Chief Executive Officer (“CEO”) differs from the structure for its other executive officers, both are highly performance based and consist of the following key elements: base salary, annual performance-based cash incentives and long term equity compensation. With regard to long term equity compensation, stock options and both performance and service-based restricted stock granted as a component of the CEO’s original employment agreement and, in 2010, his amended and restated employment agreement are the primary long term incentive vehicles for the CEO. The other executive officers participate in the Company’s long term incentive compensation plan, which was designed to encourage an entrepreneurial mindset by providing an opportunity to earn significant equity in the Company for achieving significant performance improvements. Ultimately, the amount of compensation awarded to the Company’s executives is determined based on both short-term and long term financial and strategic performance achievements and what the Committee believes is in the best interests of shareholders over the long term. This approach has been used consistently over the years and has resulted in the Company’s ability to attract and retain a talented executive team throughout a period of significant growth, innovation and transformation.

Under the Company’s total compensation structure, the Committee believes that the payouts made with regard to 2011 reflect an appropriate level of compensation for a talented team of executives that achieved strong results.

This Compensation Discussion and Analysis describes the Company’s executive compensation policies and programs and how they apply to our named executive officers (the senior executives included in the Summary Compensation Table on page 50 below). It also describes the actions and decisions of the Committee and the Committee’s special Subcommittee (the “Subcommittee”), both of which oversee the executive compensation program and determine the compensation of the named executive officers. A detailed discussion of the Committee’s structure (including the Subcommittee), roles and responsibilities, and related matters can be found under “Compensation Committee” on page 17.

Executive Compensation Philosophy and Core Principles

The fundamental philosophy of the Compensation Committee is to ensure that the Company’s compensation program for executive officers links pay to business strategy and performance in a manner that is effective in attracting, motivating and retaining key executives while also aligning the interests of the executives with the interests of shareholders over the long-term. In order to continue to support the Company’s high-performance culture, the Company’s key principles underlying the executive compensation program are to:

•	Attract and retain executives with the skills and experience needed to successfully grow the Company and create value for shareholders;

•

Create an entrepreneurial culture and mindset by de-emphasizing fixed pay (primarily salary) and focusing a significant percentage of compensation on at-risk pay elements (annual and long-term incentives); and

•	Motivate and reward executives for achieving exceptional performance which will create value for shareholders over the long-term.

The Company will continue to adjust its pay practices to support these principles over time.

2011 “Say-on-Pay” Advisory Vote on Executive Compensation

The Company provided shareholders a “say on pay” advisory vote on its executive compensation in 2011 under Section 14A of the Securities Exchange Act of 1934, as amended. At the 2011 Annual Meeting, shareholders expressed support for the compensation of our named executive officers. The Compensation Committee considered the results of the 2011 advisory vote and also considered other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the advice of the Committee’s independent compensation consultant. While these factors impacted the Compensation Committee’s decisions regarding named executive officer compensation, the Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2011 “say on pay” advisory vote.

Factors Used to Evaluate Pay Decisions

The Company does not currently manage compensation for individual executives to a specific total compensation value or based on a strategy of positioning pay to a specific “percentile” of market practices. Rather, the Company seeks to retain the services of executives who bring the skills, experience, and motivation needed to significantly expand the scope and scale of the Company’s operations. Therefore, compensation decisions for individual executives are made based on a balance of many subjective factors as evaluated by the CEO in the case of his direct reports (with Committee oversight) and the Committee in the case of the CEO. These factors include, in order of importance for each element of pay:

•

Base salaries tied to internal equity comparisons among the executive’s peers at the Company based upon each executive’s level of responsibility and impact, competitive market pay practices and salary at a previous employer at the time of hire;

•	Target annual incentive opportunities based on internal equity considerations and the perceived level of contribution expected of the executive;

•	Long-term incentive opportunities driven by the level of contribution expected and comparisons among other Company executives who participate in the same programs; and

•	Severance and change in control benefits as negotiated on an individual basis by each executive and as deemed necessary to attract their services.

Each element of compensation is evaluated independently based on the role of that component in achieving the Company’s overall compensation objectives, with an emphasis on long-term incentives.

In making executive pay decisions, the Committee relies substantially on the advice and experience of its independent advisor and management to ensure the reasonableness of executive pay. As there are few direct peers to the Company, the Committee does not benchmark or rely directly on peer practices to establish pay levels or programs for its executives. Rather, the Committee determines pay levels and practices based on the talent needs of the organization as defined by our strategy of growing and diversifying revenues and with the guidance of the Committee’s independent advisor.

While the Committee conducts reviews of pay relative to broad market practices, as provided by the Committee’s independent advisor, to set context for the Company’s programs from time to time, the Committee does not use market compensation practices to drive decision making. Rather, the Committee evaluates market data to see how and why the Company’s compensation practices differ from market practices and to gauge where Company compensation falls relative to the market as a secondary test of reasonableness. It is the opinion of the Committee that the pay decisions made by the Company and the Committee are reasonable relative to pay provided to executives at other public companies, based on the Committee’s experience, the performance expectations established for each element of pay, and consultation with the Committee’s advisor.

Role of Management and Independent Advisors

Committee meetings are regularly attended by the CEO, the Senior Vice President of Human Resources, who is responsible for leading some of the discussions regarding the Company’s compensation programs, and in-house corporate counsel, who is responsible for recording the minutes of the meetings. The Committee may request the participation of management or outside consultants as it deems necessary or appropriate. The Committee regularly reports to the Board on compensation matters and annually reviews the CEO’s compensation with the Board.

The Committee and the Subcommittee may also meet in executive session without any members of management, for example to discuss and approve compensation for the CEO. During 2011, the Committee and Subcommittee met in executive session six (6) times. The CEO reviews the performance of, and makes recommendations to, the Committee regarding total compensation to be paid to the Company’s executive officers other than himself, including salary, annual bonus, stock awards and perquisites, as appropriate. Management also develops and presents to the Committee recommendations for the performance measures and targets to be used to evaluate annual performance incentives.

After the end of each fiscal year, the Committee conducts a review of the CEO’s performance. As part of this process, the CEO provides a self-assessment report. The Committee sets the compensation of the CEO in executive session after considering its assessment of the CEO’s performance, including due consideration of his self assessment report. Neither the CEO nor any other members of management are present during this session.

The Committee has sole discretion, at the Company’s expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for such advisors, if it shall determine the services of such advisors to be necessary or appropriate. Such advisors are engaged by, and report directly to, the Committee. During 2011 the Committee was assisted in fulfilling its responsibilities by Semler Brossy Consulting Group, LLC (“Semler Brossy”). The scope of the engagement of this advisor during 2011 included:

•	Assisting the Chairman of the Committee in establishing appropriate agendas for the Committee meetings;

•	Reviewing management reports and recommendations to the Committee as related to executive compensation matters;

•

Attending all Committee meetings and providing the Committee with input and advice based on the advisor’s broad experience with market practices, including a perspective with regard to the competitive market;

•	On behalf of the Committee, assisting management with disclosures, including the Compensation Discussion and Analysis;

•	Providing updates to the Committee with regard to regulatory and market developments;

•	Providing analyses of historical pay for named executive officers and current vested and unvested values as requested;

•	Reviewing employment agreements for executives; and

•	Assisting the Committee in developing a new long term incentive plan and annual cash incentive plan to be effective after 2012.

Semler Brossy did not provide any services to the Company, other than advising the Committee as provided above. All of the decisions with respect to the Company’s executive compensation are made by the Committee or the Subcommittee alone and may reflect factors and considerations other than, or that may differ from, the information and recommendations provided by management or its outside advisor.

CEO Compensation

Compensation decisions made for the CEO are fundamentally different than compensation decisions made for the other executive officers. As the highest ranking executive, Mr. Evans is ultimately accountable for the performance of the business in both the near-term and over the long-term. Mr. Evans is also responsible for setting the strategic direction of the Company, managing the other executive officers to implement this strategy, and driving results for shareholders.

As such, in recognition of the level of responsibility and accountability placed upon the CEO and the degree of impact that he can have on business results, the pay for the CEO position differs from the other executives in three material respects:

•	Higher salary and bonus opportunity, commensurate with level of responsibility and impact;

•	Greater emphasis on at-risk pay in the total compensation package, as appropriate to align pay with performance; and

•	Use of stock options and restricted stock as the primary long-term incentive vehicles to fully align the interests of the CEO with the interests of the other shareholders.

Components of Compensation

During 2011, the Company used multiple components to provide an overall compensation and benefits package in order to attract and retain the needed level of executive talent for the Company.

Base Salary

The Committee’s philosophy is that base salaries should meet the objectives of attracting and retaining the executive talent needed to grow the business and create shareholder value, without being a major focus of the overall compensation package. This approach is consistent with the desire to create an entrepreneurial management culture at the Company. Therefore, the Committee establishes base salaries for new hires based on the advice of management and its independent advisor regarding reasonable market pay practices, comparisons with the executive’s peers at the Company, and the rate of pay provided at the executive’s previous employer. Upon promotion or other adjustment of responsibilities, executives receive base pay increases that are commensurate with their new role or responsibilities and the pay levels for colleagues at similar levels in the organization and market pay practices, with more modest rates of increase thereafter.

In 2011, the base salaries of Mr. Carstanjen and Mr. Mudd were increased in connection with their new employment agreements. Increases in base salary affect the opportunity for annual incentive payouts under the Incentive Compensation Plan (see below).

Annual Incentive Plan

The Company’s Amended and Restated Incentive Compensation Plan (1997) (“ICP”) provides an opportunity for the named executive officers to earn an annual cash incentive based on Company financial performance and achievement of individual strategic and operational performance goals. The objective of this plan is to provide executives with the opportunity to earn cash compensation linked to the short-term business performance of the Company as well as to reward the executives for accomplishment of strategic and operational initiatives that will have an impact on building the Company over the long-term.

Incentive Opportunities. Under the ICP, executive officers and other participants have a target incentive opportunity defined as a percent of base salary. For executive officers, these target percentages are determined by the Committee based on the internal pay equity considerations, impact on total short-term compensation and the expected level of contribution of each executive to the Company’s performance and growth. Executives who are expected to have greater impact on overall results generally have higher incentive pay potential. The Committee believes that this higher “pay-at-risk” for executives with more responsibility and more impact on the organization is appropriate to motivate performance and align pay outcomes with performance results.

The Compensation Committee typically ratifies the target incentive levels proposed by the CEO for each named executive officer, other than himself, at the beginning of the year. During 2011, the target annual incentive opportunity assigned to the CEO and the other named executive officers were as follows:

Executive	Target Incentive as a Percent of Salary
Robert L. Evans Chairman and Chief Executive Officer	100%
William E. Mudd Executive Vice President and Chief Financial Officer	70	%(1)
William C. Carstanjen President and Chief Operating Officer	75	%(2)
Alan K. Tse Executive Vice President and General Counsel	60%
Rohit Thukral Former Executive Vice President, Technology Initiatives	60%

(1)	Pursuant to his employment agreement dated as of October 10, 2011, the target annual incentive opportunity assigned to Mr. Mudd was increased from 60% to 70%.

(2)	Pursuant to his employment agreement dated as of March 25, 2011, the target annual incentive opportunity assigned to Mr. Carstanjen was increased from 65% to 75%.

The actual ICP award for each officer, including the named executive officers, can range from zero to a maximum of 200 percent of the officer’s target incentive opportunity, as determined at the end of the year, based on performance.

Performance Measures and Weights. In March 2011, the Subcommittee established certain objective performance goals pursuant to which the CEO and named executive officers could receive an annual incentive award for fiscal year 2011 under the ICP if the performance goals applicable to each executive were achieved. The performance goals set by the Subcommittee included the attainment of financial performance goals for the Company (the “Company Objective”) and certain objective individual performance goals for each of the executive officers (“Individual Objectives”). Certain named executive officers with functional responsibility over Company units were also given certain objective performance goals related to the financial performance of specific units of the Company (“Unit Objectives”).

For 2011, the Company Objective was measured against Earnings Before Taxes (“EBT”) and the Unit Objectives were measured against Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). The Individual Objectives established for 2011 were objective performance goals that varied by executive and involved initiatives related to business growth, revenue diversification, operational efficiency and process improvement measured at the Company and business unit levels. Generally, the Individual Objectives originate as goals of the CEO and filter down to other executives to whom such goals apply. For 2011, the CEO’s individual goals could be generally classified as follows: improve certain core functional capabilities and business operations, diversify revenues and create new growth opportunities. Each of these groups contains multiple goals, which (other than the goals that are specifically allocated to the CEO) directly correspond to the Individual Objectives of the Company’s other executives. As such goals are applied to the executives reporting to the CEO, they typically become more specific to an applicable executive’s area of responsibility. Consistent with prior years, the Individual Objectives and Unit Objectives for 2011 contained a level of specificity with regard to the Company’s strategic initiatives, operations, internal relationships and cost structure that disclosure of such specific objectives would cause competitive harm to the Company and its investors.

Each of these factors was assigned a specific weight which varied for each executive, and the total incentive payout at year end was based on a weighted average of performance on each factor, as follows:

The Committee has selected this balanced approach to measuring annual performance because it believes that:

•

Success for shareholders is a balance between financial performance in the near-term and strategic and operational performance improvements that will drive success over the long-term. Executives should be rewarded and motivated for focusing on both. Company and Unit Objectives tend to be near-term focused, while Individual Objectives tend to relate to matters that will enhance long-term success for the Company; and

•	Executives should be rewarded for results which they can individually impact, as well as for the success of the overall Company.

The Committee selected EBT for the Company Objective because it believes that EBT best reflects the value created for shareholders in the short-term. The Committee selected EBITDA for the Unit Objectives as EBITDA more directly reflects the results that business unit executives can control.

For executives other than the CEO, each executive’s performance objectives, goals, and weights for each factor are established at the recommendation of the CEO early in each year based on the Company’s business plans and key strategic priorities. These objectives are then reviewed and approved by the Committee for each of the executive officers. The CEO’s performance objectives, goals, and weights for each factor are established by the Committee. The specific weight assigned to each performance factor for each of the named executive officers for 2011 were as follows:

Executive	Company Objective Weight	Unit Objectives Weight	Individual Objectives Weight
Robert L. Evans	60%	n/a	40%
William C. Carstanjen	20%	40%	40%
William E. Mudd	60%	n/a	40%
Alan K. Tse	60%	n/a	40%
Rohit Thukral	20%	40%	40%

In setting performance weightings, the objective was to place more emphasis on the Company Objective and Unit Objectives, as applicable, and driving near-term results, while maintaining significant emphasis on the critical strategic and operational goals included in Individual Objectives for the named executive officers.

2011 Performance Target and Results. For 2011, the target Company Objective was $46.9 million in EBT, which was equal to the Company’s business plan for the year. The Committee established a threshold performance objective equal to 90% of this performance goal, which would result in a payout equal to 50% of each executive’s incentive target multiplied by the weight for this factor, and a maximum performance objective equal to 120% of this goal, which would result in a payout equal to 200% of the incentive target multiplied by the weight for this factor. These performance targets are summarized in the table below:

Performance Level	EBT $ millions		Performance Multiplier
Maximum		$56.3	200%
Target		$46.9	100%
Threshold		$42.2	50%
Below Threshold	< $	42.2	0%

The Company’s actual EBT performance during 2011 was $95.1 million which, absent the discretionary adjustments made by the Committee described below, would result in maximum payments (i.e., 200% of target) being made with regard to the Company Objective to the participants of the ICP. The Committee retains the discretion to adjust the evaluation of Company performance goals at year end as needed to reflect unexpected business conditions and unusual events. These would include, but are not limited to, adjustments for factors such as major storms or other “acts of god” which disrupt Company operations in a material way or other major windfalls or disruptions which are deemed outside of management’s control. The Subcommittee did exercise this discretion to adjust Company EBT for purposes of determining 2011 ICP awards for the impact of the following material events: (A) negative adjustments for (i) the collection of funds by Arlington Park from the Horse Racing Equity Trust after the resolution of multi-year litigation (ii) a gain related to the Kentucky Tax Increment Financing program implemented in connection with the renovation of Churchill Downs racetrack in 2004-2005, (iii) a gain related to the conversion of a convertible note payable by the Company into common stock, which was originally part of a transaction that occurred in 2004, (iv) a gain related to the collection of insurance following a tornado damaging parts of Churchill Downs racetrack, (v) the cost of certain capital invested by the Company to build the casino at Calder Race Course, acquire Youbet.com, Inc. and acquire Harlow’s Casino Resort and Hotel and (B) a positive adjustment for losses related to a severe windstorm and massive flooding that affected the operations of Harlow’s Casino Resort and Hotel.

The Individual Objectives are tied to specific strategic initiatives of the Company and key operational improvement areas and the Unit Objectives reflect detailed information regarding the Company’s cost structure and internal relationships. The Committee has determined the details of these Individual Objectives and Unit Objectives to be confidential business information, the disclosure of which would adversely affect the Company and its investors. The Committee believes that the overall objectives established for each officer represent a meaningful improvement for the Company and therefore are relatively difficult to attain. This judgment is based on the Committee’s understanding of the businesses operations, its past experience with the Company’s goal-setting process, and the relationships between these performance goals and the overall Company Objectives.

Evaluation of Individual Objectives, while typically based on objective performance factors, generally includes a significant degree of subjectivity. The Committee exercises its discretion in evaluating these Individual Objectives using business judgment and the input of the CEO as it relates to the performance of his direct reports.

Recognizing the impact of the factors set forth above, the Committee’s adjustments with regard to the Company Objective and its evaluation of each executive’s Individual Objectives and, if applicable, Unit Objectives, resulted in total payouts under the ICP ranging from 100% to 169% of each executive’s target incentive payment.

The results for amounts earned by each named executive officer for 2011 under the ICP are reflected in the Summary Compensation Table on page 50 in the column labeled “Non-Equity Incentive Plan Compensation.”

Long-Term Incentives

Long-Term Incentive Plan. The objective of the Company’s long-term incentive compensation program is to support the entrepreneurial mindset desired by management and the Board of Directors by providing an opportunity to earn significant equity in the Company for achieving significant performance improvements.

The Company’s long-term incentive plan (the “Company LTIP”) is designed to provide each of the named executive officers, other than the CEO, with the opportunity to earn a substantial amount of compensation over a five year performance period, from 2008 through 2012, for achieving significant improvements in Company EBITDA. Upon making an individual a participant in the Company LTIP, the Committee establishes a total payment opportunity that may be achieved by each participant over such five-year period. There are five EBITDA targets, one of which becomes effective each year of the five-year performance period. A percentage of a participant’s total payment opportunity is tied to the achievement of each EBITDA target, such that if an EBITDA target that is in effect is achieved by the Company, then the participants are eligible to receive a certain percentage of the total payment opportunity. The Company believes that the disclosure of specific EBITDA targets before they have been achieved would result in competitive harm to the Company. The percentage of the total payment opportunity associated with each EBITDA target is summarized in the table below:

EBITDA Target	Year in Which EBITDA Target Becomes Effective	Percentage of Total Payment Opportunity Eligible to be Earned When EBITDA Target is Achieved
Target 1	2008	10%
Target 2	2009	15%
Target 3	2010	25%
Target 4	2011	25%
Target 5	2012	25%

When a specific EBITDA target is achieved, 30% of the payment opportunity associated with such target is deemed “earned” by each executive and the remaining 70% (or a portion thereof) of such payment opportunity is deemed “earned” only at the discretion of the CEO with the approval of the Subcommittee, if the executive has substantially contributed to the performance and strategic improvement of the Company. Any performance awards granted under the Company LTIP will not vest until between one and three years after an EBITDA target is achieved. The vesting of such awards varies by year, with the longer vesting periods occurring in the earlier years of the plan.

If any EBITDA target is not achieved in a given year, participants have the opportunity to earn the awards associated with that target in subsequent years within the performance period if the EBITDA target is later achieved. For example, the Company did not achieve the first EBITDA target during 2008, but it did achieve this target during 2009 and the payment opportunity associated with this target was earned by the named executive officers. Any part of the total payment opportunity not earned before the end of 2012 will be forfeited. It is the intent of the Company to denominate any awards earned under the Company LTIP in stock of the Company and to pay such awards in stock at the time of vesting, although the Company may pay in cash at the Subcommittee’s discretion.

The Company LTIP also contains a change in control provision that provides that 50% of any participant’s total payment award that is outstanding, but unearned, will vest if such participant is terminated without cause within 24 months of a change in control (a “double trigger”).

The Committee does not intend to grant any additional, significant long-term incentive opportunities to the named executive officers over the five-year period covered by the Company LTIP, except with regard to a change in the roles and responsibilities of a participant. The targeted total payment opportunities therefore represent five-year’s worth of long-term compensation. The Committee believes that by “front-loading” a significant amount of compensation in such a manner for each named executive officer and setting aggressive, long-term performance goals to earn this compensation, it is creating incentives which will encourage long-term, strategic thinking and support a high-performance culture. EBITDA was selected as the appropriate long-term performance metric as the Committee believes that EBITDA: (i) is aligned with shareholder value and (ii) can be effectively forecasted and managed over a multiple-year period.

Performance Target Achievement. During 2011, the Company achieved the third EBITDA target under the Company LTIP, which was $100 million in EBITDA. The Company’s actual EBITDA performance during 2011, as adjusted by the Committee for purposes of calculating Company LTIP awards, was $109.4 million.

Upon the determination that this third EBITDA target had been achieved, 30% of each named executive officer’s (excluding Mr. Evans, who does not participate in the Company LTIP ) payment opportunity associated with such target was earned, while the amount earned of the remaining portion of such payment opportunity varied among the applicable named executive officers based upon such executive’s contribution to the growth in EBITDA that resulted in the third EBITDA target being achieved, as determined by the CEO with the approval of the Subcommittee. The total amount that was earned by each named executive officer due to the achievement of this third EBITDA target ranged from 60% to 100% of such executive’s total payment opportunity associated with the third EBITDA target. The performance awards were paid in the form of restricted stock, which vest in equal installments over three years beginning on March 31, 2012. The amounts earned by each named executive officer, excluding the CEO, with regard to the achievement of the third EBITDA target under the Company LTIP are as follows:

Name	Performance Award for Achievement of EBITDA Target 3 ($)(1)(2)
Robert L. Evans	n/a
William E. Mudd	1,250,000
William C. Carstanjen	1,625,000
Alan K. Tse	150,000
Rohit Thukral	600,000

(1)	These awards are not disclosed in the Summary Compensation Table on page 50 or the Grant of Plan Based Awards Table on page 52 below because no shares were granted in 2011 pursuant to these awards. Such shares were granted in March of 2012. The Summary Compensation Table and the Grant of Plan Based Awards Table reflect the awards made pursuant to the Company LTIP related to the achievement of the second EBITDA target in 2010, because the shares related to such awards were granted in March of 2011.

(2)	Robert L. Evans does not participate in the Company LTIP.

The Committee reserves the right to adjust the EBITDA targets as needed to avoid either unduly encouraging or discouraging significant investments by the Company and to otherwise cause the Company LTIP to function as intended. The Committee made the following material adjustments to EBITDA for purposes of determining the Company LTIP awards, each of which is associated with (1) significant payments or financial gains that all or a portion thereof is more appropriately attributed to years prior to 2011 for these purposes, (2) adjustments for significant unplanned events outside of management’s control or (3) negative adjustments that directly correspond to the positive adjustments to EBITDA made in previous years for purposes of the LTIP: (A) a negative adjustment to Company EBITDA for certain expenses incurred by the Company related to the acquisition of Youbet.com Inc., which directly correspond to positive adjustments to the Company’s 2010 EBITDA for purposes of determining the previous LTIP award; (B) negative adjustments for (i) the collection of funds by Arlington Park from the Horse Racing Equity Trust after the resolution of multi-year litigation (ii) a gain related to the Kentucky Tax Increment Financing program implemented in connection with the renovation of Churchill Downs racetrack in 2004-2005 and (iii) a gain related to the conversion of a convertible note payable by the Company into common stock, which was originally part of a transaction that occurred in 2004; (C) a positive adjustment for losses related to a severe windstorm and massive flooding that affected the operations of Harlow’s Casino Resort and Hotel; (D) a negative adjustment for a gain related to the collection of insurance following a tornado damaging parts of Churchill Downs racetrack; and (E) a negative adjustment applied by the Committee to account for the cost of certain capital invested by the Company to build the casino at Calder Race Course, acquire Youbet.com, Inc. and acquire Harlow’s Casino Resort and Hotel.

Long-Term Incentives for the CEO. Mr. Evans as the CEO received a significant grant of Company stock (with both time- and performance-based vesting) as a component of his original employment agreement and, in 2010, his amended and restated employment agreement and therefore he has not been, nor is he currently, a participant in the Company LTIP. The Committee believes that having a separate incentive plan for the CEO from the incentive plan for the rest of the executive team in this context is appropriate and beneficial as it allows the CEO to evaluate the Company’s long-term performance relative to the Company LTIP and make recommendations to the Committee regarding the pay of his direct reports without bias to his own compensation from the Company.

Stock Options and Restricted Stock. In addition to the above long-term incentive plans for executive officers, the Company grants stock options and restricted stock without performance contingencies on a selective basis to other employees. All equity awards made during 2011 were made under the Company’s 2007 Omnibus Stock Incentive Plan, which permits grants of stock options, restricted stock and other equity awards. During 2011, of the named executive officers, Mr. Carstanjen and Mr. Mudd each received grants of 15,000 shares of restricted stock in connection with their new employment agreements.

To facilitate the administration of the equity incentives, the Committee delegates to the CEO the authority to grant up to 134,600 shares of stock options (approximately 0.8% of the common shares outstanding) or 67,300 shares of restricted stock (half the number of delegated stock options) at his discretion, but subject to the approval of the Chairman of the Committee, to individuals not currently eligible for an award under the Company LTIP. Such shares are valued at the fair market value on the effective date of grant and the CEO may not grant any more than 4,000 option shares or 2,000 restricted shares (or any combination thereof, with each restricted share counting as two stock option shares for purposes of this limitation) to any one individual without Committee approval.

For executive officers, all grants are granted at fair market value on the effective date of the grant, which is the date approved by the Committee or the first day of employment, whichever is later. Fair market value is the closing price of the Company’s stock on the NASDAQ securities market on the effective date of the grants.

Deferred Compensation Benefits

The Company’s philosophy is to provide savings benefits to executives which are commonly provided by other public companies. These benefits include:

401(k) Retirement Plan. The Company maintains a 401(k) Retirement Plan, which is a profit sharing plan that is intended to be a qualified retirement plan under Section 401(a) of the Code. The 401(k) Retirement Plan allows all employees who meet the eligibility requirements to become participants. Participants may make salary deferral contributions pursuant to Section 401(k) of the Code up to limits prescribed by the plan and the Code. The Company makes matching contributions with respect to such salary deferrals at a rate of 100% on the first 3% of compensation deferred and 50% on deferrals in excess of 3% of compensation but no more than 5% of compensation. Salary deferral contributions and matching contributions are fully vested at all times. Participants are allowed to direct investment of their accounts under the 401(k) Retirement Plan into as many as 24 investment options. All assets of the 401(k) Retirement Plan are held in a trust which is intended to be qualified under Section 501 of the Code.

Deferred Compensation Plan. The Company also maintains a Deferred Compensation Plan for select executives. The purpose of the plan is to provide eligible executives of the Company an opportunity to defer to a future date the receipt of base and bonus compensation for services and to receive matching contributions in similar fashion as provided by the Company’s 401(k) Retirement Plan for any salary deferred beyond the limits imposed by the IRS for that plan. The Committee believes that a Deferred Compensation Plan is a normal and typical benefit for executives at companies similar to the Company and is necessary to attract and retain executive talent.

For purposes of determining earnings under the Deferred Compensation Plan, various hypothetical investment alternatives are selected by the Committee in its discretion. The Deferred Compensation Plan allows, but does not require, the Committee to receive input from participants regarding such investment alternatives. The current hypothetical investments selected by the Committee include 35 investment return options for determining the rate of return to be credited on participant deferrals. Participants are allowed to choose among these investment return options in order to direct the hypothetical investments used to determine earnings under the Plan.

Life insurance contracts have been purchased by the Company to provide some or all of the benefits under the Deferred Compensation Plan. Other details regarding the Deferred Compensation Plan can be found in the Nonqualified Deferred Compensation Table and the accompanying narrative below.

Perquisites and Other Benefits

The Company’s standard, non-cash executive benefits are Company-paid premiums on executive term life insurance and an optional supplemental long-term disability income plan for all of the named executive officers. These plans provide benefits which are similar to those provided to all employees, but extend the benefit levels to be appropriate to the income of the executive officers.

The Company’s executive perquisites are as follows:

•

Automobile allowance, including reimbursement for gas expenses, in the case of Mr. Evans, as provided for in the negotiated terms of Mr. Evans’ amended and restated employment agreement with the Company;

•	Reimbursement of spouse’s travel expenses for travel with the executive on Company business on a case-by-case basis; and

•

In lieu of paying for country club dues, professional association memberships or similar items, the Chairman and Chief Executive Officer, President and Chief Operating Officer and all Executive Vice Presidents are given an annual allowance of $10,000 to cover expenses such as these.

Employment Agreements

The Company currently has employment agreements in place with each of the following named executive officers: Robert L. Evans, William E. Mudd, William C. Carstanjen and Alan K. Tse. The terms of each employment agreement were determined by negotiation between the Committee, which considered the advice of its compensation consultant, and the executive. Mr. Tse’s employment agreement has an unspecified term and may be terminated by the Company or the executive at-will, subject, in the case of a termination by the Company, to an obligation to make certain payments (see “Potential Payments Upon Termination or Change in Control” below). The employment agreement of Mr. Evans ends in August of 2016. The employment agreements of Mr. Mudd and Mr. Carstanjen have the terms described below.

Employment Agreement with William C. Carstanjen

On March 25, 2011, the Company entered into an employment agreement with Mr. Carstanjen (the “Carstanjen Agreement”) in connection with his promotion to President and Chief Operating Officer of the Company effective March 21, 2011. Under the Carstanjen Agreement, Mr. Carstanjen will receive base pay of $465,000 per year and a target annual bonus of 75% of his base pay. In addition, Mr. Carstanjen received 15,000 restricted shares of the Company’s common stock, all of which will vest on March 21, 2014, provided Mr. Carstanjen remains employed by the Company on that date. The Carstanjen Agreement provides for an approximately three-year term of employment that commenced on March 21, 2011.

Employment Agreement with William E. Mudd

On October 10, 2011, the Company entered into an employment agreement with Mr. Mudd (the “Mudd Agreement”). Under the Mudd Agreement, Mr. Mudd will receive base pay of $420,000 per year and a target annual bonus of 70% of his base pay. In addition, Mr. Mudd received 15,000 restricted shares of the Company’s common stock, all of which will vest on March 31, 2015, provided Mr. Mudd remains employed by the Company on that date. The Mudd Agreement provides for a term of employment that ends on March 31, 2015.

Employment Agreement with Alan K. Tse

On February 28, 2011, the Company entered into an employment agreement with Mr. Tse (the “Tse Agreement”). Under the Tse Agreement, Mr. Tse will receive base pay of $290,000 per year and a target annual bonus of 60% of his base pay. Mr. Tse received a cash signing bonus of $20,000 with an additional $60,000 to be paid upon Mr. Tse’s permanent relocation to Louisville, Kentucky with his family. Mr. Tse also received reimbursement of reasonable relocation expenses up to a maximum of $75,000, which is subject to repayment in the event that Mr. Tse voluntarily terminates his employment within the first 24 months.

Non-Compete and Non-Solicit Provisions

Pursuant to each of the agreements with Mr. Evans and Mr. Tse, each executive is subject to a two year non-competition period after the termination of his employment with the Company for any reason, during which he may not engage, directly or indirectly, in any business for competitors of the Company. Additionally, each of Mr. Evans and Mr. Tse is subject to a two year non-solicitation period after the termination of his employment with the Company for any reason, during which he may not solicit any employee of the Company to leave employment with the Company or solicit any customer of the Company for the purpose of engaging in business with them that competes with the business engaged in by the Company. Mr. Carstanjen and Mr. Mudd is each subject to (i) a one year non-competition period after the termination of his employment with the Company for any reason, during which he may not engage, directly or indirectly, in any business for competitors of the Company and (ii) a one year non-solicitation period after the termination of his employment with the Company for any reason, during which he may not solicit any employee of the Company to leave employment with the Company or solicit any customer of the Company for the purpose of engaging in business with them that competes with the business engaged in by the Company.

Severance Benefits

The Committee believes that arrangements which provide benefits upon termination or a change in control of the Company support the goals of attracting and retaining qualified executives by clarifying the terms of employment and reducing the risks to the executive in situations where the executive believes that the Company may undergo a merger or be acquired or where the Company has tasked the executive to develop new markets or lines of business for the Company. In addition, the Committee believes that such agreements align the interests of executives with the interests of shareholders if a qualified offer to acquire the Company is made, in that each of the executives would likely be aware of or involved in any such negotiation and it is to the benefit of shareholders to have the executives negotiating in the best interests of the Company without regard to their personal financial interests. The terms of the individual agreements have been negotiated on a case by case basis with each executive at the time of hire (or in some cases, at the time of a material change in duties) as the Committee deemed necessary to induce the acceptance of employment with the Company. The Committee believes that amounts payable under each of these agreements were necessary to induce acceptance of the Company’s offer of employment or, as applicable, material change in duties and are reasonable based on the Committee’s judgment and experience.

Mr. Thukral resigned as Executive Vice President, Technology Initiatives and President of TwinSpires.com effective March 19, 2012. In connection with Mr. Thukral’s resignation, the Company and Mr. Thukral entered into a separation benefits and release agreement on April 10, 2012 (“Separation Agreement”), in which Mr. Thukral received a cash severance benefit of $465,000, a payment in the amount of $47,350 in lieu of the Company making monthly COBRA payments for Mr. Thukral, a payment in the amount of $8,000 in lieu of outplacement services, and a payment in the amount of $46,500 representing a prorated bonus for the 2012 calendar year pursuant to the ICP. In addition, the Company agreed to cause the restrictions on 20,859 shares of restricted stock previously granted to Mr. Thukral pursuant to the Company LTIP to lapse. Concurrently with the execution of the Separation Agreement, the Company entered into a consulting agreement with Mr. Thukral in which Mr. Thukral will receive a one-time retainer in the amount of $155,000. The consulting agreement provides for a term that begins on April 1, 2012 and ends on March 31, 2013.

Additional information regarding severance benefits may be found under “Potential Payments Upon Termination or Change in Control” below.

Other Material Tax and Accounting Implications

Section 162(m) of the Code limits the deductibility of certain executive compensation in excess of $1 million that is not considered “performance based” as defined by the Code. The Company has structured the annual incentive compensation paid under the ICP for Mr. Evans, Mr. Carstanjen, Mr. Mudd and Mr. Tse and the equity grants made to the executives under the Company LTIP to qualify for this deduction. The Company seeks to maximize the tax deductibility of compensation paid to its executives wherever possible, but the Committee believes that it is important to maintain compensation programs that are competitive and motivate executives irrespective of the deductibility of such payments under the Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information appearing above under the heading “Compensation Discussion and Analysis” with management and, based on that review and discussion, has recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ending December 31, 2011.

Compensation Committee of the Board of Directors:

Leonard S. Coleman, Jr., Chairman

Craig J. Duchossois

James F. McDonald

Darrell R. Wells

2011 Summary Compensation Table

The following table provides information regarding compensation earned by each individual who served as our Chief Executive Officer in 2011, our Chief Financial Officer in 2011, and the three other executive officers employed at the end of 2011 who were most highly compensated for 2011 (sometimes referred to in this proxy statement as the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert L. Evans, Chairman and Chief Executive Officer	2011 2010 2009	$550,000 512,500 512,019	-0- -0- -0-	$-0- 3,960,488 -0-	$-0- 2,444,400 -0-	$875,000 379,000 356,625	$76,619 71,664 62,453	$1,501,619 7,368,052 931,097

William E. Mudd, Executive Vice President and Chief Financial Officer	2011 2010 2009	371,442 335,000 337,604	-0- -0- -0-	1,377,900 500,000 -0-	-0- -0- -0-	400,000 180,000 225,522	29,920 32,177 32,468	2,179,263 1,047,177 595,594

William C. Carstanjen, President and Chief Operating Officer	2011 2010 2009	452,000 400,000 410,623	-0- -0- -0-	1,596,300 650,000 -0-	-0- -0- -0-	525,000 235,000 250,640	21,708 22,554 21,866	2,595,008 1,307,554 683,129

Alan K. Tse, Executive Vice President and General Counsel	2011	221,962	20,000	-0-	-0-	174,000	64,116	480,078

Rohit Thukral, Former Executive Vice President, Technology Initiatives	2011 2010 2009	308,269 300,000 288,693	-0- -0- -0-	420,000 325,000 -0-	-0- -0- -0-	200,000 153,000 187,350	30,750 23,094 24,384	959,019 801,094 500,427

(1)	Except as part of a non-equity incentive plan, the only bonus paid to a named executive officer was a signing bonus to Mr. Tse.

(2)	A discussion of the assumptions used in calculating these values may be found in Note 15 to our 2011 audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. With regard to Mr. Evans, such stock option and restricted stock grants represent six-year’s worth of long-term compensation. With regard to Mr. Mudd, Mr. Carstanjen and Mr. Thukral, such restricted stock grants represent amounts that vest over multi-year periods, the shortest of which is three years. Pursuant to the SEC executive compensation disclosure rules, the grant date fair values of all of such awards are reflected in the Summary Compensation Table as compensation to the executives in 2010 or 2011, as applicable. The actual value realized by each executive will be highly dependent on his continued service and the value of the Company’s stock price.

(3)	In accordance with the SEC executive compensation disclosure rules, the amounts shown for stock awards represent the grant date fair value of such awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), but disregarding the estimate of forfeitures related to service-based vesting conditions, in connection with (i) service- and performance-based awards pursuant to the Company LTIP for Mr. Carstanjen, Mr. Mudd and Mr. Thukral, (ii) service- and performance-based restricted shares issued to Mr. Evans pursuant to two separate restricted stock agreements and (iii) service-based restricted stock issued to Mr. Carstanjen and Mr. Mudd in 2011 pursuant to restricted stock agreements. The value in this table reflects the maximum potential payout amount for the performance-based restricted shares issued to Mr. Evans.

(4)	In accordance with the SEC executive compensation disclosure rules, the amounts shown for option awards represent the grant date fair value of awards determined in accordance with FASB ASC Topic 718 in connection with options to purchase 180,000 shares of Common Stock granted to Mr. Evans pursuant to an option agreement. No options were awarded to named executive officers in 2011 or 2009.

(5)	Amounts in this column represent payments for performance under the ICP. Payment for each year shown is made in March of the following year.

(6)	The table below shows the components of this column for 2011, which include the Company match for each individual’s defined contribution plan contributions, life insurance premiums, supplemental long-term disability insurance premiums and perquisites. Perquisites for Mr. Evans for 2011 include the $10,000 allowance for country club, professional association or similar membership dues and $34,051 for Mr. Evans’ ground transportation allowance. Perquisites for each of Mr. Carstanjen, Mr. Mudd and Mr. Thukral for 2011 include the $10,000 allowance for country club, professional association or similar membership dues. Perquisites for Mr. Tse include a pro-rated allowance for country club, professional association or similar membership dues in the amount of $7,692 and $49,956 in relocation expense reimbursements. The ground transportation expenses for Mr. Evans and relocation expenses for Mr. Tse were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or the executive, as applicable.

	All Other Compensation
Name	Company Contributions Under Defined Contribution Plans (a)	Life Insurance Premiums (b)	Supplemental Long-Term Disability Insurance Premiums (c)	Perquisites (d)	Payments Upon Termination		Total All Other Compensation
Robert L. Evans	$27,870	$2,479	$2,219	$44,051	$	n/a	$76,619
William E. Mudd	18,453	341	1,126	10,000		n/a	29,920
William C. Carstanjen	9,800	558	1,350	10,000		n/a	21,708
Alan K. Tse	5,800	-0-	668	57,649		n/a	64,116
Rohit Thukral	18,345	466	1,939	10,000		n/a	30,750

(a)	This amount includes Company contributions to both 401(k) and deferred compensation accounts.

(b)	The named executive officers receive group life coverage equal to two times base salary with a $1 million maximum, whereas other employees receive coverage of two times base salary with a $300,000 maximum. The amounts in this column are the premiums for the named executive officers’ coverage.

(c)	The named executive officers receive long-term disability coverage equal to sixty percent (60%) of the named executive officer’s base salary with a $10,000 per month maximum in the event of a long-term disability, which benefit is taxable to the named executive officer. The Company offers supplemental long-term disability income insurance to help fill the gap between the executive’s regular monthly net income and the amount that would be paid under the Company’s standard long-term disability insurance policy that is available to other salaried employees. The amounts in this column are the premiums for the named executive officers’ supplemental coverage paid by the Company.

(d)	See Note 6 to the Summary Compensation Table above.

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2011

The grants in the following table are generally described in the Compensation Discussion and Analysis, beginning on page 36.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise Price or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name		Threshold ($)	Target ($)		Maximum ($)
Robert L. Evans	n/a	275,000	550,000		1,100,000
William E. Mudd	n/a	109,000	219,000		438,000
	3/3/2011					17,281	(3)	-0-	-0-	750,000
	10/10/2011					15,000	(4)			627,900
William C. Carstanjen	n/a	174,375	348,750		697,500
	3/3/2011					22,465	(3)	-0-	-0-	975,000
	3/21/2011					15,000	(5)			621,300
Alan K. Tse	n/a	87,000	174,000		348,000
	n/a		800,000	(2)
Rohit Thukral	n/a	93,000	186,000		372,000
	3/3/2011					9,677	(3)	-0-	-0-	420,000

(1)	Represents annual incentive bonus opportunities under the ICP for each of the named executive officers awarded. See “Compensation Discussion and Analysis” beginning on page 36. Actual bonus payments for 2011 are listed under Non-Equity Incentive Plan Compensation in the Summary Compensation Table on page 50.

(2)	Represents Mr. Tse’s total target opportunity awarded in 2011 under the Company LTIP. Mr. Tse’s Company LTIP award will be earned based on the Company’s EBITDA performance over a two-year performance period, from 2011-2012. The Company LTIP may be settled in cash, Company shares or a combination of both. Please see the Compensation Discussion and Analysis for further information regarding the Company LTIP.

(3)	Represents restricted stock award under the Company LTIP that will become vested in equal quarterly installments over a three-year restriction period that commenced on March 31, 2011.

(4)	Represents restricted stock awarded in connection with Mr. Mudd’s employment agreement that will become vested after a restriction period that expires on March 31, 2015.

(5)	Represents restricted stock awarded in connection with Mr. Carstanjen’s employment agreement that will become vested after a restriction period that expires on March 21, 2014.

Outstanding Equity Awards at Fiscal Year-End

For Fiscal Year Ended December 31, 2011

		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(6)
Robert L. Evans	130,000 82,500	-0- 97,500	(1)	$ $	36.16 35.19	08/14/12 11/14/2016	75,156	(2)	$3,917,822	67,500 45,000	$ $	3,518,775 2,345,850
William E. Mudd	4,500	-0-			$52.58	10/15/17	15,000 4,460 11,520	(3) (4) (5)	$781,950 232,500 600,538	-0-		-0-
William C. Carstanjen	-0-	-0-			-0-	-0-	15,000 5,800 14,976	(3) (4) (5)	$781,950 302,354 780,699	-0-		-0-
Alan K. Tse	-0-	-0-			-0-	-0-	-0-		-0-	-0-		-0-
Rohit Thukral		-0-			$-0-	-0-	2,900 6,456	(4) (5)	$151,177 336,551	-0-		-0-

(1)	Represents options granted to Mr. Evans on September 27, 2010, pursuant to his amended and restated employment agreement. These options vest in equal quarterly installments of 15,000 options on the last day of each calendar quarter through June 30, 2013, with an initial installment of 7,500 options that vested on September 30, 2010, and a final installment of 7,500 options that will vest on August 14, 2013.

(2)	Represents shares of restricted stock granted to Mr. Evans on September 27, 2010 pursuant to his amended and restated employment agreement that vest in quarterly installments of either 4,062 shares or 4,063 shares of restricted stock on the last day of each calendar quarter through June 30, 2016, with an initial installment of 2,032 shares of restricted stock that vested on September 30, 2011, and a final installment of 2,031 shares of restricted stock that will vest on August 14, 2016.

(3)	Represents restricted stock awarded in connection with Mr. Mudd’s and Mr. Carstanjen’s employment agreements that will become vested after restriction periods that expire on March 31, 2015 and March 21, 2014, respectively.

(4)	Represents restricted stock awards under the Company LTIP that each become vested in equal quarterly installments over a three-year restriction period that commenced on March 31, 2010.

(5)	Represents restricted stock awards under the Company LTIP that each become vested in equal quarterly installments over a three-year restriction period that commenced on March 31, 2011.

(6)	Based on the closing price of our Common Stock on the NASDAQ Global Market at December 30, 2011 of $52.13 per share.

(7)	Represents 67,500 shares of restricted stock awarded to Mr. Evans on July 18, 2006 pursuant to his employment agreement that will vest in increments of 22,500 shares upon the Company’s share price reaching certain levels over a specified period of consecutive trading days and 30,000 shares of restricted stock awarded to Mr. Evans on September 27, 2010 pursuant to his employment agreement that will vest in increments of 15,000 shares upon the Company’s share price reaching certain levels over a specified period of consecutive trading days.

Option Exercises and Stock Vested

For Fiscal Year Ended December 31, 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert L. Evans	-0-	-0-	14,219	$641,886
William E. Mudd	-0-	-0-	10,224	454,293
William C. Carstanjen	-0-	-0-	13,289	590,494
Alan K. Tse	-0-	-0-	-0-	-0-
Rohit Thukral	-0-	-0-	6,128	272,298

(1)	Amounts reflect the market value of the stock on the day the stock vested.

Nonqualified Deferred Compensation

For Fiscal Year Ended December 31, 2011

Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)(3)
Robert L. Evans	$371,000	$19,165	$(3,308)	-0-	$1,998,723
William E. Mudd	18,572	8,653	(1,839)	-0-	89,476
William C. Carstanjen	-0-	-0-	-0-	-0-	-0-
Alan K. Tse	-0-	-0-	-0-	-0-	-0-
Rohit Thukral	15,413	8,772	(2,082)	-0-	73,719

(1)	The amounts in this column are also included in the Summary Compensation Table on page 50, in the salary column or the non-equity incentive plan compensation column.

(2)	The amounts in this column are also included in the Summary Compensation Table on page 50, in the all other compensation column as a part of the defined contribution plan match by the Company.

(3)	Of the totals in this column, the following totals have previously been reported in the Summary Compensation Table for this year and for previous years:

Name	2011($)	Previous Years($)	Total
Robert L. Evans	$390,165	$1,589,764	$1,979,929
William E. Mudd	27,226	52,048	79,274
William C. Carstanjen	-0-	-0-	-0-
Alan K. Tse	-0-	-0-	-0-
Rohit Thukral	24,185	53,426	77,611

The Nonqualified Deferred Compensation table above shows information about the Company’s nonqualified deferred compensation plan. Executive officers and other executives may defer receipt of all or part of their cash compensation under this plan. The plan operates in a similar manner as the Company’s 401(k) plan, whereby participants can manage their self-directed accounts to allocate balances among various investment alternatives, which determine gains or losses under the plan. A company match is provided for amounts deferred above the qualified plan limits. The plan is unfunded for ERISA purposes and subject to forfeiture in the event of insolvency or bankruptcy by the Company. Participants can elect to receive their deferred compensation balance (i) upon termination of employment through a lump sum payment or (ii) while employed by the Company provided that the initial distribution date is at least five (5) years from the initial participation date, in which case distributions may be made on a monthly basis or in a lump sum.

Potential Payments Upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the named executive officers of the Company in the event of a termination of employment or a change in control of the Company. Except with regard to Mr. Evans, no other executive is entitled to compensation upon a change in control without termination. The amount of compensation payable to each named executive officer in each situation upon a change in control of the Company or termination of the executive as of December 30, 2011 is listed in the table below.

Name	Cash Severance Payment		Continuation of Medical/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards(3)		Excise Tax Gross-up	Total Benefits
Robert L. Evans
Involuntary or good reason termination	$1,650,000		$-0-	$-0-	(4)	$-0-	$1,650,000
Change in control without termination	-0-		-0-	5,717,079	(5)	-0-	5,717,079
Death or Disability	550,000	(2)	-0-	1,270,669	(6)	-0-	1,820,669
Involuntary or good reason termination within 2 years of change in control	1,650,000		-0-	11,434,157	(7)	3,556,276	16,640,433
William E. Mudd
Involuntary or good reason termination	$1,071,000		$-0-	$781,950	(4)	$-0-	$1,852,950
Death or Disability	294,000	(2)	-0-	1,614,988	(8)	-0-	1,908,988
Involuntary or good reason termination within 2 years of change in control	1,071,000		-0-	2,864,987	(9)	1,486,594	5,422,581
William C. Carstanjen
Involuntary or good reason termination	$1,220,625		$-0-	$781,950	(4)	$-0-	$2,002,575
Death or Disability	348,750	(2)	-0-	1,865,003	(8)	-0-	2,213,753
Involuntary or good reason termination within 2 years of change in control	1,220,625		-0-	3,490,003	(9)	1,681,223	6,391,851
Alan K. Tse
Involuntary or good reason termination	$464,000		$8,743	$-0-		$-0-	$472,743
Death or Disability	-0-		-0-	-0-		-0-	-0-
Involuntary or good reason termination within 2 years of a change in control	464,000		8,743	400,000	(9)	-0-	872,743
Rohit Thukral(1)
Involuntary or good reason termination	$119,231		$8,743	$-0-		$-0-	$127,974
Death or Disability	-0-		-0-	487,728	(8)	-0-	487,728
Involuntary or good reason termination within 2 years of change in control	119,231		8,743	1,487,728	(9)	-0-	1,615,702

(1)	Mr. Thukral resigned as Executive Vice President, Technology Initiatives and President of TwinSpires.com effective March 19, 2012. Please see the discussion of Mr. Thukral’s separation agreement under the Severance Benefits section on page 49.

(2)	Represents the pro rata bonus for the year of death or disability based on the target bonus the executive was eligible to receive for that year.

(3)	Represents the market value as of December 30, 2011 of restricted stock awards and the spread between exercise and market prices as of December 30, 2011 for option awards. For purposes of this disclosure, market value is the closing price of our Common Stock on the NASDAQ Global Market at December 30, 2011 of $52.13 per share.

(4)	In the event of involuntary or good reason termination, Mr. Evans would vest in only those equity awards scheduled to vest up to and during the quarter in which such termination occurs; equity awards scheduled to vest after such quarter would be forfeited. This value reflects the fact that on December 30, 2011, Mr. Evans would have fully vested in those equity awards scheduled to vest during the quarter and thus no awards pertaining to the quarter would have remained unvested and subject to acceleration of vesting. With regard to Mr. Carstanjen and Mr. Mudd, this value reflects the market value of the unvested restricted stock granted to each of them in accordance with their employment agreements.

(5)	Represents the market value of fifty percent (50%) of all of Mr. Evans’ unvested equity awards, as of December 30, 2011. In the event of a change in control, Mr. Evans would immediately vest in fifty percent (50%) of his unvested equity awards as of the time of the change in control; remaining unvested equity awards would continue to vest based on existing vesting schedules.

(6)	Represents 18 months accelerated vesting of 24,375 shares of restricted stock pursuant to the terms of Mr. Evans’ employment agreement.

(7)	Represents the market value of one hundred percent (100%) of all of Mr. Evans’ unvested equity awards, as of December 30, 2011. In the event of involuntary or good reason termination within two years of a change in control, Mr. Evans would vest in any then-remaining unvested equity awards.

(8)	Represents one hundred percent 100% of the earned but unvested awards under the Company LTIP and, with respect to Mr. Carstanjen and Mr. Mudd, the accelerated vesting of the restricted stock granted to each of them in accordance with their employment agreements.

(9)	Includes (i) one hundred percent 100% of the earned but unvested awards under the Company LTIP and (ii) fifty percent (50%) of unforfeited long-term incentive opportunities remaining to each of Mr. Carstanjen, Mr. Mudd, Mr. Thukral and Mr. Tse as of December 30, 2011 under the Company LTIP. The Company LTIP provides that amounts related to accelerated vesting of awards or acceleration of unforfeited long-term incentive opportunities shall be paid in Company stock, except that the Company’s Compensation Committee may, in the exercise of its discretion, pay such amounts in cash.

Severance Benefits. The employment agreements provide for the following principal severance provisions upon termination by the Company without cause or by the executive upon constructive termination or for good reason (as defined in each agreement):

Mr. Evans. Cash payments equal to the product of 1.5 times the sum of (a) his base salary plus (b) his target bonus for the year of termination of employment, payable in equal installments over 18 months; continued vesting of equity incentives, and health and welfare benefits, each through the end of the calendar quarter in which the termination occurs, provided, such medical benefits shall be reduced or eliminated to the extent Mr. Evans receives similar benefits from a subsequent employer.

Mr. Carstanjen. Cash payments equal to the product of 1.5 times the sum of (a) his base salary plus (b) his target bonus for the year of termination of employment, payable in equal installments over 18 months; health and welfare benefits, each through the end of the calendar quarter in which the termination occurs, provided, such medical benefits shall be reduced or eliminated to the extent Mr. Carstanjen receives similar benefits from a subsequent employer. Mr. Carstanjen will also receive accelerated vesting of any restricted stock pursuant to the terms of the applicable grant agreement.

Mr. Mudd. Cash payments equal to the product of 1.5 times the sum of (a) his base salary plus (b) his target bonus for the year of termination of employment, payable in equal installments over 18 months; health and welfare benefits, each through the end of the calendar quarter in which the termination occurs, provided, such medical benefits shall be reduced or eliminated to the extent Mr. Mudd receives similar benefits from a subsequent employer. Mr. Mudd will also receive accelerated vesting of any restricted stock pursuant to the terms of the applicable grant agreement.

Mr. Tse. If terminated within the first 18 months of employment, the severance benefits shall be 12 months base salary then in effect; any additional severance due under the Company’s executive severance plan; pro-rata annual bonus for the year payable at target.

Mr. Thukral. Base salary through the end of the month in which severance occurs; any additional severance due under the Company’s executive severance plan; pro-rata annual bonus for the year payable at target.

The Company’s executive severance plan provides severance equal to four weeks of salary per year of service (up to a maximum of 52 weeks) for Executive Vice Presidents, three weeks of salary per year of service (up to a maximum of 26 weeks) for Senior Vice Presidents and two weeks of salary per year of service for Vice Presidents (up to a maximum of 26 weeks) in the case of Job Elimination. Job Elimination is the involuntary separation of an executive without cause due to elimination of an executive’s position or duties due to a restructuring, cost containment, or other reasons not related to job performance. Therefore, this plan does not provide a severance payment to an executive who is terminated due to poor performance.

Change in Control Benefits. The employment agreement for Mr. Evans also provides for the following change in control provisions. Upon a change in control, as defined in his agreement, 50% of any unvested equity grants made as part of his employment agreement, as amended and restated, will vest. If Mr. Evans is terminated within two years following a change in control, he will receive severance as provided above, the vesting on the remaining unvested equity from his initial grant will be accelerated, and the Company will provide full tax gross-up payments on any excise taxes under Code Section 280G, which provides for a 20% additional tax on certain payments made upon a change in control.

Mr. Carstanjen and Mr. Mudd are also entitled, under the terms of their employment agreements, to full tax gross-up payments on any excise taxes under Code Section 280G if either of them is terminated within two years following a change in control.

The Company LTIP provides that one hundred percent (100%) of the earned but unvested awards and fifty percent (50%) of any then-outstanding but unearned awards will vest if a participant is terminated within twenty-four (24) months of a change in control (a “double trigger”). As of December 30, 2011, each of Mr. Carstanjen, Mr. Mudd, Mr. Tse and Mr. Thukral were participants in the Company LTIP.

Mr. Carstanjen and Mr. Mudd have received restricted stock grants from the Company in connection with their employment agreements. Under the terms of the grant agreements entered into with Mr. Carstanjen and Mr. Mudd pursuant to the Company’s 2007 Omnibus Plan, any remaining vesting on such equity grants will accelerate and the grants will vest in full upon the occurrence of both a change in control and the subsequent termination of the recipient, unless the terms of such recipient’s employment agreement specify otherwise.

Certain Relationships and Related Transactions

The Company has adopted written policies and procedures for identifying and approving or ratifying related person transactions. The policies and procedures cover all related person transactions required to be disclosed under Item 404 (a) of Regulation S-K. The Audit Committee is responsible for applying the policies and procedures. In evaluating related person transactions, the Audit Committee considers all factors it deems appropriate, including, without limitation, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and whether products or services of a similar nature, quantity, or quality are readily available from alternative sources.

During the past fiscal year, the Company did not engage in any transactions in which any director, officer or 5% shareholder of the Company had any material interest, except as described below.

Directors of the Company may from time to time own or have interests in horses racing at the Company’s tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Horse Racing Commission, the Illinois Racing Board, the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering or the Louisiana State Racing Commission, and no director receives any extra or special benefit with regard to having his or her horses selected to run in races or in connection with the actual running of races.

In its ordinary course of business, the Company may enter into transactions with certain of its officers and directors for the sale of personal seat licenses and suite accommodations at its racetracks, and tickets for its live racing events. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with a third party and no such person received any extra or special benefit in connection with such transactions.

Churchill Downs Incorporated

Audit Committee Report

The following is the report of the Company’s Audit Committee (the “Committee”), which currently consists of three directors, each of whom has been determined by the Board of Directors (the “Board”) to meet the current standards of the Securities and Exchange Commission and the NASDAQ exchange to be considered an “independent director.” The Board has also determined that one member, Daniel P. Harrington, is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Committee has an Audit Committee Charter (the “Charter”), which was re-approved by the Board on March 8, 2012. The Charter sets forth certain responsibilities of the Committee, which include monitoring and oversight of the financial reporting process, the system of internal controls, the internal audit function, the independent auditors, the Company’s procedures for legal and regulatory compliance, and the Company’s risk management practices. The Committee’s job is one of oversight and the Committee reviews the work of the Company’s management, the internal audit staff and the independent auditors on behalf of the Board.

Specifically, the Committee:

•

Met four times during the year, during which the Committee reviewed and discussed with management and the independent auditors the Company’s interim and annual financial statements for 2011; at each of such meetings, the Committee met in executive session with the Company’s Chief Compliance Officer.

•

Discussed with the independent auditors all matters required to be discussed under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which sets forth required communication between independent auditors and audit committees.

•

Received the written disclosures and letters from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditors’ independence.

•

Based on the review and discussions referred to in the first three bullets above, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

•	Reviewed and discussed reports from the Company’s internal audit department and reports from the Company’s legal department.

•	Discussed with management and the independent auditors the quality of the Company’s internal controls.

•	Reviewed and approved all related person transactions.

•	Self-evaluated the effectiveness of the Committee.

•	Evaluated the effectiveness of the Company’s internal audit function.

•

Inquired of management, including its internal auditor, and the Company’s independent auditors regarding significant risks or exposures, including those related to fraudulent activities, facing the Company; assessed the steps management has taken or proposes to take to minimize such risks to the Company and reviewed compliance with such steps.

•

Reviewed and approved the 2011 audit and non-audit services and related fees provided by the independent auditors, PricewaterhouseCoopers LLP (“PwC”). The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor’s independence.

•

In March 2012, the Committee selected PwC to be reappointed as independent auditors for the calendar year 2012. The Committee also reviewed and pre-approved the 2012 audit fees for services related to the first quarter Form 10-Q review.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Members of the Audit Committee
Daniel P. Harrington, Chairman
R. Alex Rankin
Darrell R. Wells

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock file certain reports with the Securities and Exchange Commission with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. Based solely on our review of the forms filed with the Securities and Exchange Commission or written representations from certain reporting persons received by us, we believe that our directors, officers and persons who own more than ten percent (10%) of the Company’s Common Stock have complied with all applicable filing requirements, except in the following instances: the Company filed late one Form 4 for Mr. William E. Mudd reporting a grant of restricted stock in connection with his employment agreement; the Company filed late one Form 4 for each non-employee director of the Company in connection with dividends paid in the form of restricted stock units to each director; the Company filed late on Form 4 for Mr. James F. McDonald in connection with the reinvestment of dividends by his broker.

Multiple Shareholders Sharing the Same Address

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

At this time, one or more brokers with accountholders who are Company shareholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, please notify your broker. You may direct your written request for a copy of the Proxy Statement to Churchill Downs Incorporated, Attn: Sarah Hester, 700 Central Avenue, Louisville, Kentucky 40208, or at 502-636-4400. If your broker is not currently householding (i.e., you received multiple copies of the Company’s Proxy Statement), and you would like to request delivery of a single copy, you should contact your broker.

Proposals by Shareholders

Any shareholder proposal that may be included in the Board of Directors’ Proxy Statement and Proxy for presentation at the annual meeting of shareholders to be held in 2013 must be received by the Company at 700 Central Avenue, Louisville, Kentucky 40208, Attention of the Secretary, no later than December 30, 2012. Pursuant to the Company’s Amended and Restated Bylaws, proposals of shareholders intended to be presented at the Company’s 2013 annual meeting of shareholders must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2012 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices no later than March 16, 2013, and no sooner than February 14, 2013. Any proposal submitted before or after those dates will be considered untimely, and the Chairman shall declare that the business is not properly brought before the meeting and such business shall not be transacted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Robert L. Evans
Chairman and Chief Executive Officer
Alan K. Tse
Executive Vice President and General Counsel

Louisville, Kentucky

[May     , 2012]

PLEASE SIGN AND RETURN THE ENCLOSED PROXY

OR VOTE BY TELEPHONE OR OVER THE INTERNET

IF YOU CANNOT BE PRESENT IN PERSON

Exhibit A

CHURCHILL DOWNS INCORPORATED

EXECUTIVE ANNUAL INCENTIVE PLAN

Effective as of January 1, 2013

1.	PURPOSE

The Churchill Downs Incorporated Executive Annual Incentive Plan (the “Plan”), as set forth herein, sets forth the terms and conditions pursuant to which certain cash bonuses may be payable to certain key executives of the Company. The Plan implements certain recommendations of the Compensation Committee of the Board regarding compensation of the Participants, and particularly certain recommendations regarding cash bonuses. The Plan is subject, in its entirety, to approval by the Company’s stockholders, consistent with the requirements of applicable Treasury Regulations promulgated pursuant to Code Section 162(m) relating to qualified performance-based compensation. The purpose of the Plan, as herein stated, is to provide performance-based cash bonus compensation for Participants based on the attainment of one or more performance goals or targets that are related to the success of the Company, and that are established from time to time by the Compensation Committee, as part of an integrated compensation program.

2.	DEFINITIONS

The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

(a) “Board” or “Board of Directors” shall mean the board of directors of the Company.

(b) “Bonus Formula” shall mean the formula pursuant to which bonuses payable to Participants for each Performance Period are determined, based on the extent to which the performance goal or goals set forth therein have been achieved during the Performance Period, which formula can be revised at the discretion of the Compensation Committee.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(d) “Compensation Committee” shall mean the Compensation Committee of the Board of Directors, or such other committee established by the Board, in any case consisting exclusively of two or more Outside Directors, to act as the administration committee with respect to the Plan.

(e) “Company” shall mean Churchill Downs Incorporated or any successor or successors thereto.

(f) “Designated Beneficiary” shall mean the person, if any, specified in writing by the Participant to receive any payments due to the Participant in the event of the Participant’s death. In the event no person is specified by the Participant, the Participant’s estate shall be deemed to be the Designated Beneficiary.

(g) “Effective Date” shall mean January 1, 2013.

(h) “Outside Director” shall mean a member of the Board of Directors who is treated as an “outside director” for purposes of Code Section 162(m).

(i) “Participant” shall mean each executive officer of the Company as the Compensation Committee shall select from time to time to participate in the Plan for a particular Performance Period.

(j) “Performance-Based Bonus” shall mean the cash bonus payable to a Participant under Section 6(a).

(k) “Performance-Based Compensation Rules” shall mean those provisions of Code Section 162(m) and regulations promulgated thereunder that provide the rules pursuant to which compensation that is paid to executives on the basis of performance is exempt from the limitations on deductibility applicable to certain compensation paid to executives in excess of $1,000,000.

(l) “Performance Period” shall mean a calendar year or any other period (not to exceed a year) with respect to which a Bonus Formula is established.

3.	PARTICIPATION

Each executive officer of the Company as the Compensation Committee shall select from time to time to participate in the Plan for a particular Performance Period shall be a Participant in the Plan for that Performance Period.

4.	TERM OF PLAN

Subject to approval of the Plan by the stockholders of the Company, the Plan shall be in effect as of the Effective Date, and shall continue until terminated by the Board of Directors. Notwithstanding the foregoing, the Plan shall only continue in effect to the extent bonus payments may properly be characterized as “performance-based compensation” under the Performance-Based Compensation Rules. The material features of the Plan shall be disclosed to the Company’s stockholders, and the continuation of the Plan shall be subject to the approval of the Company’s stockholders, in each case to the extent required under the Performance-Based Compensation Rules.

5.	BONUS ENTITLEMENT

(a) Achievement of Performance Goals. A Participant shall be entitled to receive a bonus with respect to a Performance Period in accordance with the provisions of Section 6 of the Plan only after certification in writing by the Compensation Committee that the performance goals, consistent with the provisions of Section 6, and as set forth in the Bonus Formula applicable for such Performance Period, have been satisfied. Unless a different payment date is established by the Compensation Committee with respect to a Performance Period, the bonus payment with respect to a Performance Period shall be payable to the Participant on or before March 15 of the year following the end of such Performance Period. Except as may be otherwise provided by the Compensation Committee, at its discretion, no bonus payment shall be made to any Participant who is not employed by the Company as of the date of such payment.

(b) Stockholder Approval Requirement. Notwithstanding anything to the contrary contained herein, no bonus shall be payable under the Plan without the prior disclosure of the material terms of the Plan to the stockholders of the Company and the approval of the Plan by such stockholders, in each case to the extent and in the manner required under the Performance-Based Compensation Rules.

6.	DETERMINATION OF PERFORMANCE-BASED COMPENSATION BONUS

(a) Performance-Based Bonus. Each Participant, or the Designated Beneficiary of a deceased Participant, shall be entitled to a bonus with respect to a Performance Period that is equal to the amount determined by reference to the Bonus Formula applicable for such Performance Period; provided, however, that any bonus payment may be reduced or eliminated at the discretion of the Compensation Committee, as provided in Section 6(d) below.

(b) Performance Goals. The bonus payable to a Participant for a Performance Period shall be derived from the Bonus Formula for that Performance Period depending on the attainment of one or more performance goals or targets as are specified for the Bonus Formula, which performance goals or targets shall be based on one or more of the following business criteria (which may be determined for these purposes either by reference to the Company as a whole or by reference to any one or more of its subsidiaries, operating divisions or other operating units): stock price; total shareholder returns; sales or revenues (whether in general, by type of product or service, or by type of customer); gross earnings; pre-tax income; operating income; earnings before interest and/or taxes; earnings before interest, taxes, depreciation, and/or amortization; operating cash flow; free cash flow; net income; earnings per share; return measures (including pre-tax or after-tax, before or after depreciation and amortization) relating to return on assets, capital, investment, equity, sales or revenue; economic profit; economic value added; cost reductions and savings; productivity; market share; wagering handle; customer attendance measures; customer or employee satisfaction; financial ratios as provided in credit agreements of the Company and its affiliates; working capital targets, including net working capital, inventory, accounts payable, and accounts receivable measured in absolute terms or as turnover metrics (e.g., relative to sales or cost of goods sold, including number of days); completion of acquisitions of business or companies; completion of divestitures and asset sales; achievement of specified legislative or regulatory outcomes; completion of other material projects or any variation or combination of the preceding business criteria. The foregoing performance goals may be stated in absolute terms or may be expressed relative to performance in a specified prior period or to the performance of other specified enterprises. In addition, the Compensation Committee may utilize as an additional performance measure (to the extent consistent with the Performance-Based Compensation Rules) the attainment by a Participant of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. In all cases, the Compensation Committee shall establish the Bonus Formula for each Performance Period no later than 90 days after the beginning of the Performance Period (or no later than the end of the first 25% of the Performance Period if the Performance Period is less than a full year), and shall establish such Bonus Formula in a manner that is consistent with the Performance-Based Compensation Rules. For purposes of the limitations on payments set forth in Section 6(c), below, a Performance-Based Bonus potentially payable with respect to a Performance Period shall be considered to be a Performance-Based Bonus payable with respect to the calendar year within which such Performance Period ends. The use of a Performance Period that is less than a full year shall not require any reduction to the limitations on maximum permitted bonus payments under the Plan. To the extent specified by the Compensation Committee in a Bonus Formula or by other action taken by the Compensation Committee at the time the Bonus Formula for a Performance Period is established, the measurement of specified performance goals may be subject to adjustment to exclude items of gain, loss or expense that are determined to be extraordinary or unusual in nature, infrequent in occurrence, related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principles, all as determined in accordance with standards published by the Financial Accounting Standards Board (or any predecessor or successor body) from time to time. In addition, equitable adjustments will be made to any performance goal related to Company stock (e.g., earnings per share) to reflect changes in corporate capitalization, including, without limitation, stock splits and reorganizations.

(c) Maximum Permissible Performance-Based Bonus. Notwithstanding anything contained in the Plan to the contrary, for each Participant, the maximum Performance-Based Bonus payable with respect to any one calendar year shall not exceed $5,000,000. For these purposes, each Performance-Based Bonus payable with respect to a Performance Period shall be considered as paid with respect to the calendar year which ends simultaneously with such Performance Period, or within which such Performance Period ends.

(d) Committee Discretion. Notwithstanding the determination of a Participant’s bonus or bonuses under the provisions of this Section 6 (without regard to this Section 6(d)), the Compensation Committee may, at its sole discretion and at any time prior to the time a particular bonus is paid, reduce the amount of or totally eliminate any such bonus or bonuses to the extent the Compensation Committee determines that such reduction or elimination is appropriate under such facts and circumstances as the Compensation Committee deems relevant. In no event shall the Compensation Committee have the authority to increase the amount of any Participant’s bonus or bonuses as determined under the provisions of the Plan.

7.	PLAN ADMINISTRATION COMMITTEE

(a) Powers. The Compensation Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Compensation Committee shall have the power to:

(i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

(ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

(iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Compensation Committee, and all such determinations shall be final and conclusive.

(b) Indemnity. No member of the Compensation Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Compensation Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Compensation Committee shall be liable in any way for the acts or defaults of any other member of the Compensation Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Compensation Committee against any and all expenses and liabilities arising out of his own membership on the Compensation Committee.

(c) Participant Information. The Company shall furnish to the Compensation Committee in writing all information the Company deems appropriate for the Compensation Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Compensation Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Compensation Committee may correct any errors discovered in any such information.

(d) Inspection of Documents. The Compensation Committee shall make available to each Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Compensation Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant and beneficiary under the Plan.

8.	EFFECTIVE DATE, TERMINATION AND AMENDMENT

(a) Effective Date of the Plan. Subject to stockholder approval of the Plan, the Plan shall be effective as of the Effective Date.

(b) Amendment and Termination of the Plan. The Plan may be terminated or revoked by the Board at any time and amended by the Board from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that has been determined by the Compensation Committee to be due and payable, but has not yet been paid; and provided further that no modification to the Plan that would increase the amount of any bonus payable hereunder beyond the amount determined pursuant to Section 6 of the Plan shall be effective without (i) approval by the Compensation Committee, (ii) disclosure to the stockholders of the Company of such modification, and (iii) approval of such modification by the stockholders of the Company in a separate vote that takes place prior to the payment of any bonuses under such modified Plan provisions. The Plan may also be modified or amended by the Compensation Committee, as it deems appropriate, in order to comply with the Performance-Based Compensation Rules.

9.	MISCELLANEOUS PROVISIONS

(a) Unsecured Creditor Status. A Participant entitled to a bonus payment hereunder shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, now or at any time in the future.

(b) Other Company Plans. It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan, including any other bonus plan or arrangement as may currently be in place or as may be established hereafter.

(c) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

(d) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Compensation Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.

(e) Incapacity. If the Compensation Committee determines that a Participant or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due such Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Compensation Committee to have incurred expense for such Participant or Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.

(f) Jurisdiction. The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Kentucky, except to the extent that such laws are preempted by the Federal laws of the United States of America.

(g) Withholding. The Participant or the Designated Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

(h) Interpretation. The Plan is intended to pay compensation only on the attainment of the performance goals set forth in the Bonus Formula for the applicable Performance Period, in a manner that will exempt such compensation from the limitations on the deduction of certain compensation payments under Code Section 162(m). To the extent that any provision of the Plan would cause a conflict with the conditions required for such an exemption or would cause the administration of the Plan to fail to satisfy the applicable requirements for the performance-based compensation exemption under Code Section 162(m), such provision shall be deemed null and void to the extent permitted by applicable law.

IN WITNESS WHEREOF, and as evidence of the adoption of the Plan, the Board has caused this document to be signed by a duly authorized officer this      day of                     , 2012.

CHURCHILL DOWNS INCORPORATED

By:

Its:

Exhibit B

CHURCHILL DOWNS INCORPORATED

2007 OMNIBUS STOCK INCENTIVE PLAN

(Amended and Restated as of                     , 2012)

1. Purpose. The purpose of the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan (the “Plan”) is to attract and retain employees and directors for Churchill Downs Incorporated and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:

2.1 “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Performance Shares or Performance Units granted under the Plan.

2.2 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

2.3 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right. In no case shall the Base Price be less than the Fair Market Value on the Grant Date of the Freestanding Stock Appreciation Right.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the committee of the Board described in Section 4.

2.7 “Company” means Churchill Downs Incorporated, a Kentucky corporation, or any successor corporation.

2.8 “Deferral Period” means the period of time during which Restricted Share Units are subject to deferral limitations under Section 8.

2.9 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.10 “Fair Market Value” means the closing price for the Shares on the Grant Date as reported on the Nasdaq Global Select Market or the principal securities exchange on which the Shares are listed for trading or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

2.11 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.12 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.13 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.14 “Nonemployee Director” means a member of the Board who is not an Employee.

2.15 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.16 “Option” means any option to purchase Shares granted under Section 5.

2.17 “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.18 “Option Price” means the purchase price payable upon the exercise of an Option. In no case shall the Option Price be less than the Fair Market Value on the Grant Date of the Option.

2.19 “Participant” means an Employee or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.20 “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s return on equity, earnings from continuing operations, earnings from continuing operations before interest and taxes, earnings per share from continuing operations before interest, taxes, depreciation and amortization (EBITDA), net earnings per share, diluted earnings per share, total earnings, earnings growth, return on capital, cost of capital, return on assets, return on investment, return on equity, net customer sales, volume, sales growth, gross profit, gross margin return on investment, share price (including but not limited to, growth measures and total stockholder return), operating profit, operating margin, net operating profit after taxes, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements, asset growth, market share, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, customer satisfaction surveys and productivity. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.21 “Performance Period” means a period of time established under Section 9 within which the Performance Objectives relating to a Performance Share, Performance Unit, Restricted Share Units or Restricted Shares are to be achieved.

2.22 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

2.23 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.24 “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

2.25 “Restricted Share Units” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.26 “Restricted Shares” mean Shares granted under Section 7 subject to a substantial risk of forfeiture.

2.27 “Shares” means shares of the Common Stock of the Company, no par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11.

2.28 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.29 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.30 “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

2.31 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

3. Shares Available Under the Plan.

3.1 Reserved Shares. Subject to adjustment as provided in Section 11, the maximum number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, (iii) issued or transferred in payment of Restricted Share Units or Performance Shares, or (iv) issued or transferred in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed 2,630,000 Shares.

3.2 Reduction Ratio. For purposes of Section 3.1, each Share issued or transferred pursuant to an Award other than a Stock Option shall reduce the number of Shares available for issuance under the Plan by 2 Shares.

3.3 ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 2,630,000 Shares, subject to adjustment as provided in Section 11.

3.4 Maximum Calendar Year Award. No Participant may receive Awards representing more than 300,000 Shares in any one calendar year, subject to adjustment as provided in Section 11. In addition, the maximum number of Performance Units that may be granted to a Participant in any one calendar year is 7,500,000.

3.5 Forfeited Shares. If Awards are forfeited or terminated for any reason before being exercised, fully vested, or settled, then the Shares underlying those Awards will cease to count against the limitations in Sections 3.1 and 3.3 and will become available for Awards under the Plan.

3.6 Shares for Withholding Obligations. Any Shares subject to any award that are withheld or otherwise not issued upon exercise of any Award to satisfy the Participant’s withholding obligations or in payment of any subscription price or the Exercise Price, and Shares subject to an Award (or any portion of an Award) that is settled in cash in lieu of settlement in Shares, will reduce the number of Shares available for grant under the limitations in Sections 3.1 and 3.3.

3.7 Awards Settled in Cash. Awards valued by reference to Shares that may be settled in equivalent cash value will count against the limitations in this Section 3 to the same extent as if settled in Shares.

4. Plan Administration.

4.1 Board Committee Administration. This Plan shall be administered by a Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

4.2 Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not directors or executive officers of the Company, provided that the Committee shall have fixed the total number of shares of Stock subject to such grants. Any such delegation shall be subject to the limitations of the Kentucky Business Corporation Act.

5. Options. The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2 Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.

5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4 Cashless Exercise. To the extent permitted by applicable law, any grant may provide for payment of the Option Price in whole or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and delivery all or part of the sales proceeds to the Company in payment of the Option Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. Federal and state income taxes, payroll taxes and foreign taxes, if applicable.

5.5 Performance-Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to exercise of the Option.

5.6 Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

5.7 ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

5.8 Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date.

5.9 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof as specified in the Award agreement and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

6.2 Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

6.3 Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

6.4 Change in Control. Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

6.5 Dividend Equivalents. On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis.

6.6 Vesting. Any grant may specify a period of continuous employment of the Participant by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

6.7 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

6.8 Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of the related Option (or such other right) for cancellation.

6.9 Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

6.10 Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:

(i) Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(ii) Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

7. Restricted Shares. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1 Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

7.2 Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

7.3 Dividends, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue.

7.4 Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

7.5 Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

7.6 Dividends. Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions (i) be automatically sequestered by the Company or (ii) be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

7.7 Award Agreements. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8. Restricted Share Units. The Committee may authorize grants of Restricted Share Units to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1 Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Such conditions shall include Participant’s continued employment with the Company during the Deferral Period.

8.2 Deferral Period. Each grant shall provide that the Restricted Share Units covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

8.3 Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Restricted Share Units and shall not have any right to vote such shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis.

8.4 Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

8.5 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9. Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1 Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains.

9.2 Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date or such other date as the Committee determines and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

9.3 Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

9.4 Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5 Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof as specified in the Award agreement and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6 Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

9.7 Dividend Equivalents. Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.

9.8 Adjustment of Performance Objectives. If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

9.9 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10. Transferability.

10.1 Transfer Restrictions. Except as provided in Section 10.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and

Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

10.2 Limited Transfer Rights. The Committee may expressly provide in an Award agreement (or an amendment to an Award agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 10.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10.2.

10.3 Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Restricted Share Units or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

11. Adjustments. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Restricted Share Units, Restricted Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

12. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

13. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

14. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Restricted Share Units as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

15. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16. Amendments and Other Matters.

16.1 Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

16.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his of her award of Restricted Shares and receive an award of Restricted Share Units. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

16.3 Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

16.4 Repricing Prohibited. The Committee shall not reprice any outstanding Option, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 11.

16.5 No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

16.6 Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

16.7 Section 409A. It is intended that the terms of the Plan and Award Agreements hereunder will not result in the imposition of any tax liability pursuant to Section 409A of the Code. The Plan and Award Agreements hereunder shall be construed and interpreted consistent with this intent.

17. Effective Date. This Plan shall become effective upon its approval by the stockholders of the Company.

18. Termination. This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.

19. Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the laws of the Commonwealth of Kentucky.

Executed as of this      day of                    , 2012.

CHURCHILL DOWNS INCORPORATED

By:

Title:

Exhibit C

CHURCHILL DOWNS INCORPORATED

2000 EMPLOYEE STOCK PURCHASE PLAN

(Effective August 1, 2000)

(As Amended Effective                     , 2012)

1. Purpose. The purpose of the Plan is to provide eligible employees of the Company, and of any Parent or Subsidiary corporation which the Company’s Board of Directors has designated as a Participating Employer in the Plan, an opportunity to acquire a proprietary interest in the Company through the purchase of the Company’s common stock on a payroll or other compensation deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible employees and the Company. The Company intends for the Plan to qualify as an “employee stock purchase plan” under Code Section 423, and the Plan shall be so construed. Any term not expressly defined in the Plan but defined in the Code for purposes of Code Section 423 shall have the same definition herein.

2. Definitions.

(a) “Account” means the funds accumulated with respect to an individual Participant as a result of deductions from the Participant’s pay for the purpose of purchasing Stock under the Plan. The funds allocated to a Participant’s Account shall remain the Participant’s property at all times.

(b) “Base Pay” means regular straight time earnings, excluding payments for overtime, bonuses, incentive compensation and other special payments.

(c) “Business Day” means a day when any national securities exchange is open if the Stock is then listed on such exchange, or, if not listed, the day when the over-the-counter market is open,

(d) “Board” means the Company’s Board of Directors.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board.

(g) “Company” means Churchill Downs Incorporated, a Kentucky corporation, 700 Central Avenue, Louisville, Kentucky 40208.

(h) “Eligible Employee” means any person, including any officer or director, who satisfies the following three requirements: [i] who has been employed by a Participating Employer for at least three (3) months; [ii] whose customary weekly employment with the Participating Employer is at least twenty-one (21) hours; and [iii] whose customary calendar year employment exceeds three (3) months. The term “Eligible Employee” does not include any person who is not an employee, including more-than-2% partners in a partnership, more than-2% shareholders is in a Subchapter S corporation, sole proprietors, independent contractors, non-employee directors and other individuals who are not employees.

(i) “Exchange Act” means the Securities Exchange Act of 1934.

(j) “Fair Market Value” means, as of the Business Day preceding the measurement date: [i] if the Stock is traded on the over-the-counter market, the closing-high bid quotation for the Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System; [ii] if the Stock is listed on a national securities exchange, the closing sales price of the Stock on the Composite Tape; and [iii] if the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Committee shall in good faith determine.

(k) “Parent” means, as defined in Code Section 424(e), any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if at the time of the granting of an option under the Plan, each of the corporations other than the Company own stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(l) “Participant” means an Eligible Employee who elects to participate in the Plan.

(m) “Participating Employer” means the Company and any Parent or Subsidiary which the Board has authorized to participate in the Plan as to its Eligible Employees.

(n) “Plan” means the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

(o) “Plan Year” means the twelve (12) consecutive month period beginning each August 1.

(p) “Stock” means the Company’s no par value common stock.

(q) “Subsidiary” means, as defined in Code Section 424(f), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if at the time of the granting of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

3. Administration. The Plan shall be administered by Committee. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company.

4. Effective Date and Duration of the Plan. The effective date of the Plan is August 1, 2000, subject to ratification of the Plan, within twelve (12) months before or after the date the Plan is adopted by the Board, by the holders of a majority of all the shares of Stock which are voted in person or by proxy at a duly held stockholders’ meeting. The Plan shall terminate upon issuance of all shares authorized to be issued under the Plan unless terminated sooner by the Committee pursuant to Section 13.

5. Eligibility and Participation. All Eligible Employees of a Participating Employer may participate in the Plan, subject to the limitations set forth in Section 7. Participation is voluntary. To become a Participant, an Eligible Employee must complete an authorization form for a payroll deduction available from the Committee and deliver it to the Committee on or before the last Business Day of July of each year. Payroll deductions shall commence on the Participant’s first pay date of August following delivery of the completed payroll deduction authorization form to the Committee, and shall continue each Plan Year until altered or terminated as provided in Sections 6, 8 and 9.

6. Payroll Deductions.

(a) Percentage of Compensation. Each Eligible Employee electing to participate in the Plan shall indicate on the payroll deduction form the percentage of the Eligible Employee’s Base Pay to be withheld. Such percentage shall not be greater than five percent (5%) nor less than one-half percent (.5%). Payroll deductions are made on an after-tax basis each payroll period during the Plan Year.

(b) Accounts. Payroll deductions from a Participant shall be credited to the Participant’s Account. Amounts shall remain in a Participant’s Account until used to purchase shares pursuant to Section 8 hereof or paid out pursuant to Sections 8 or 9. A Participant may not make separate cash payments into the Account. No interest or earnings on the Account will be credited to any Participant. Compensation deductions received or held by the Committee under the Plan shall be used only for the purposes specified in the Plan.

(c) Changes to Payroll Deduction Authorization. Participants may change their payroll deduction authorization as of the beginning of each Plan Year and may also make one (1) mid-Plan Year change to the percentage of payroll deductions authorized by delivery of a new payroll deduction authorization form to the Committee. The change shall become effective as soon as administratively practicable and shall continue each Plan Year until again altered pursuant to this section or terminated pursuant to Sections 6, 8 or 9.

7. Grant of Options.

(a) Number of Shares Optioned. On the first Business Day in each Plan Year, each individual who is a Participant on such day shall be granted an option to purchase as many full shares of Stock as the Participant can purchase with the compensation deductions credited to the Participant’s Account during the Plan Year, less any required employment or other tax required to be withheld as a result of the exercise of the option up to a maximum of five hundred (500) shares.

(b) Limitation on Amount of Grant. Notwithstanding the foregoing, no Participant shall he granted an option to the extent that the option would permit the Participant’s rights to purchase stock under the Plan and all employee stock purchase plans of the Company and its Parent and Subsidiaries (if any) to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. This section shall be applied by use of all rules and definitions of terms which are applicable for purposes of Code Section 423(b)(8), it being the intent that this section shall cause the Plan to comply with the requirements of such section of the Code.

(c) 5% Shareholders. Anything herein to the contrary notwithstanding, no Participant shall be granted an option if the Participant would own, immediately after the grant of the option, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary. The rules of Code Section 424(d) shall apply in determining stock ownership and stock which the Participant may purchase under outstanding options shall be treated as stock owned by the Participant,

(d) Option Price. The option price per share shall be 85% of the lower of the Fair Market Value per share of the Stock on the first or last Business Day in the Plan Year (rounded up to the next whole dime).

8. Exercise of Options.

(a) Date of Exercise. Unless a Participant gives written notice to the Committee as provided in Section 8(b), the Participant’s option for the Plan Year is deemed exercised automatically at the close of the last Business Day of the Plan Year for as many full shares of Stock as can be purchased with funds in the Participant’s Account on that date.

(b) Participant Notice to Change Amount of Exercise. By delivering a written notice to the Committee at least two (2) Business Days before the end of the Plan Year, a Participant may decide not to exercise the Participant’s option for the Plan Year or to exercise the option for some lesser number of shares. If more than one written notice is delivered by a Participant, the last notice shall control.

(c) Disposition of Account. Funds in a Participant’s Account (less any required withholding tax) will be used to pay the option price upon exercise of the Participant’s option, and the Company shall deliver to each Participant certificates representing any Stock purchased as soon as administratively practicable after the end of the Plan Year. Any amount in a Participant’s Account at the end of the Plan Year will be paid to Participant (without interest) as soon as administratively practicable after the end of the Plan Year.

(d) Exercises Causing Loss of Compensation Deduction. No part of an option may be exercised to the extent the exercise would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of $l million and that is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m).

(e) Lapse of Options. All unexercised options shall lapse on the earlier of: [i] the end of the Plan Year, [ii] termination of participation; or [iii] termination of the Plan.

9. Termination of Participation.

(a) Termination by Participant. A Participant may at any time terminate participation by giving written notice of such termination to the Committee and electing to either:

[1] leave any funds in the Participant’s Account in which event the Participant’s option will be deemed exercised at the end of the Plan Year pursuant to Section 8(a) and any amounts remaining after such exercise will be paid to the Participant (without interest); or

[2] receive any funds in the Participant’s Account.

Participants who change their payroll deduction authorization to zero pursuant to Section 6© shall be deemed to have terminated participation in the Plan and will be deemed to have elected a disposition of the Participant’s Account in accordance with Section 9(a)[l] unless the Participant notifies the Committee in writing at least two (2) Business Days before the end of the Plan Year that the Participant elects to receive the funds in the Participant’s Account.

Upon termination of participation, all further payroll deductions from such Participant shall cease and all amounts in the Participant’s Account which are not used to purchase Stock shall be paid to the Participant (without interest) as soon as administratively practicable.

(b) Change in Employee Status. If, on or before the last Business Day of the Plan Year, a Participant ceases to be an Eligible Employee for any reason, including death, disability, resignation, retirement or dismissal, the Participant’s participation in the Plan shall cease and any outstanding options shall lapse in full on the day the Participant’s status as an Eligible Employee ceases. Upon lapse, all further payroll deductions shall cease, and all amounts credited to the Participant’s Account and not used to purchase Stock shall be paid to the Participant (without interest) as soon as administratively practicable following such lapse.

(c) Leaves of Absence. The-employment relationship of a Participant with a Participating Employer will be treated as continuing intact while the Participant is on military, sick leave or other bona fide leave of absence for a period not to exceed ninety (90) days, or for a longer period, provided that the Participant’s right to reemployment with the Participating Employer is guaranteed either by statute or by contract. Where the period of leave exceeds ninety (90) days and where the Participant’s right to reemployment is not guaranteed either by statute or contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(d) Limitation on Withdrawals From Account. A Participant may not withdraw any amount in the Participant’s Account except pursuant to Sections 8(c), 9(a) or 9(b).

(e) Reinstatement of Participation. A Participant whose participation in the Plan terminates may not elect to participate in the Plan again until the next Plan Year. In addition, no Participant who is an officer or director of the Company or a Participating Employer (as contemplated by Rule 16b-3 of the Exchange Act, or any successor rule or regulation) may participate in the Plan again for at least six (6) months after termination of participation.

10. Stock Reserved for Plan.

(a) Number and Type of Shares. A total of Two Hundred Sixty-Eight Thousand, Five Hundred Eighty-One (268,581) shares of authorized but unissued shares of Stock are reserved for issuance under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10(c). If any option shall lapse or terminate for any reason as to any shares, such shares of Stock shall again become available under the Plan.

(b) Proration of Available Shares. Notwithstanding anything herein to the contrary, if the total number of shares which would otherwise have been acquired under the Plan on any date exceeds the number of shares of Stock then available under the Plan, then the Committee may make such pro rata allocation of the shares remaining available in such practicable manner as it shall determine to be fair and equitable. The payroll deductions to be made pursuant to the Participant authorizations shall be reduced accordingly and the Committee shall give written notice of such reduction to each affected Participant. Any payroll deductions in a Participant’s Account not used to purchase Stock shall be paid (without interest) to such Participant.

(c) Adjustment Provision. If there is any change in the number of outstanding shares of Stock by reason of any stock dividend, stock split-up or similar transaction, the number of shares of Stock then remaining available for issuance and the number of shares subject to any outstanding options shall be correspondingly changed, without change in the aggregate option price. Additionally, equitable adjustments shall be made in options to reflect any other changes in the Stock, including changes resulting from a combination of outstanding shares or other recapitalization, reorganization, sale, merger, consolidation or similar transaction. The establishment of the Plan shall not affect the Company’s right to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

(d) Delivery of Shares. A Participant shall have no interest in, or rights of a shareholder to, any shares of Stock covered by an option until shares have been issued to the Participant. Stock to be delivered to a Participant pursuant to the exercise of an option shall be issued in the name of the Participant, or, if the Participant so directs by written notice delivered to the Committee, in the names of the Participant and one other’ person designated in the notice, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

(e) Restrictive Legends.

(i) Failure to Satisfy Holding Period Requirements. Certificates representing shares of Stock issued pursuant to the Plan shall bear a restrictive legend stating that the shares represented thereby may not be transferred before the expiration of two (2) years from the date of grant of the option and one (1) year from the date of transfer of the Stock to the Participant, unless the Participant notifies the Company of the Participant’s intention to dispose of the Stock. Upon receipt of such notice by the Committee, the Participant is free to dispose of the Stock.

(ii) Insiders. Certificates representing shares of Stock issued pursuant to the Plan to any director or officer of the Company or a Participating Employer within the meaning of Section 16 of the Exchange Act shall bear a restrictive legend stating that the shares represented thereby may not be transferred before the expiration of six (6) months from the date of the issuance of shares of Stock to the Participant.

(iii) Other Legends. The Company shall be entitled to place any other legends on certificates for shares of Stock issued hereunder which it deems appropriate to effectuate the terms of the Plan or to comply with any applicable law.

11. Transferability. Neither compensation deductions credited to a Participant’s Account nor any rights with regard to participation in the Plan, exercise of any option or the right to receives shares of Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect. An option granted under the Plan is exercisable during the Participant’s lifetime only by the Participant.

12. Designation of Beneficiaries. A Participant may deliver to the Committee a written designation (on a prescribed form) of a beneficiary or beneficiaries who are to receive any Stock and cash payable to the Participant but not delivered to the Participant because of the Participant’s death before such delivery. Such designation may be changed or revoked by delivery of written notice to the Committee. Upon the death of a Participant and upon receipt by the Committee of proof deemed adequate by it of the identity and existence of a beneficiary or beneficiaries validly designated by such Participant, the Company shall issue and deliver such

Stock and pay such cash to such beneficiary or beneficiaries. In the absence of the Company’s receipt of such proof, or if the Participant fails to designate any beneficiary who is living at the time of the Participant’s death, the Company shall- issue and deliver such Stock and pay such cash to the executor or administrator of the estate of such Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Company, if and as the Committee may direct in its discretion, shall issue and deliver such Stock and pay such cash to the spouse and/or any one or more dependents or relatives of such Participant, or if no such spouse, dependent or relative is known to the Committee, then to such other person or persons as the Committee may designate in its discretion.

13. Amendment and Termination. The Plan may be amended or terminated by the Committee at any time. Any amendment of the Plan requires approval by the Company’s stockholders within twelve (12) months after such amendment’s adoption by the Committee if it increases the total number of shares of Stock available for issuance under the Plan, or changes the class of corporations eligible to become Participating Employers or the class of persons eligible to receive options under the Plan, or if the Committee otherwise deems such approval necessary or advisable for purposes of complying with Rule 16b-3 of the Exchange Act, or any successor rule or regulation, or other applicable law. Such stockholder approval shall mean approval by holders of a majority of all the shares of the Stock which are voted in person or by proxy at a duly held stockholders’ meeting. No amendment may be adopted which would adversely affect any rights acquired by any person hereunder before the effective date of the amendment, unless the amendment is necessary for the Company to obtain a ruling it may request from the Internal Revenue Service with respect to the Plan, or necessary for the plan to conform to the requirements of Code Section 423 or any other applicable law.

14. Notices. Any notice or other communication by any person to the Committee shall be deemed to have been duly given when actually received by a member of the Committee, or when actually received by the Company addressed as follows:

Churchill Downs Incorporated

700 Central Avenue

Louisville, Kentucky 40208

Attention: Board of Directors,

Compensation Committee

Any notice or other communication or any delivery of Stock or cash to any person (other than the Committee) under or in connection with the Plan shall be deemed to have been duly given or made when deposited in the United States mails, postage prepaid, addressed to such person at the address last shown for such person in the records of the Committee or any Participating Employer.

15. Tax Withholding. The Participating Employer shall have the right to withhold from each Participant’s compensation an amount equal to all federal, state and local taxes which the Participating Employer is required by law to withhold as a result of the Participant’s participation in the Plan or disposition of shares of Stock issued under the Plan to the extent such taxes are not deducted from the Participant’s Account.

16. Nonguarantee of Employment. No provision of the Plan shall be construed as giving any person any right he would not otherwise have to become or remain an employee of a Participating Employer, or any other right not expressly created by such provision.

17. Governing Law. The Plan shall be governed by the laws of the Commonwealth of Kentucky and any applicable federal laws.

Dated this     day of                     , 2012.

CHURCHILL DOWNS INCORPORATED

By:
Title:

Exhibit D

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF CHURCHILL DOWNS INCORPORATED

ARTICLE I

NAME

The name of the corporation shall be Churchill Downs Incorporated.

ARTICLE II

PURPOSE AND POWERS

The purpose of the corporation is to engage in any lawful business for which corporations may be incorporated under Kentucky law.

ARTICLE III

DURATION

The corporation shall have perpetual existence.

ARTICLE IV

PRINCIPAL OFFICE

Until otherwise designated as provided by law, the principal office location and Post Office address of the corporation shall be:

Churchill Downs Incorporated

600 North Hurstbourne, Suite 400

Louisville, Kentucky 40222

ARTICLE V

REGISTERED OFFICE

Until otherwise designated as provided by law, the name and Post Office address of the authorized agent of the corporation upon whom process shall be served shall be:

CT Corporation System

306 W. Main Street, Suite 512

Frankfort, KY 40601

ARTICLE VI

DEBT LIMITATION

There shall be no limit on the amount of indebtedness which the corporation may incur.

ARTICLE VII

CAPITAL STOCK

The corporation shall be authorized to issue 50,000,000 shares of common stock of no par value (the “Common Stock”), and 250,000 shares of preferred stock of no par value in such series and with such rights, preferences and limitations, including voting rights, as the Board of Directors may determine (the “Preferred Stock”).

A. The Common Stock. Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

B. The Preferred Stock.

1. Shares of the Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the corporation. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative. The relative preferences, participating, optional and other special rights of each such series, and limitations thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designation, relative preferences, participating, optional and other special rights and limitations thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

[a] The distinctive designation of, and the number of shares of the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

[b] The rate and times at which, and the terms and conditions upon which dividends, if any, on shares of the series may be paid, the extent of preference or relation, if any, of such dividend to the dividends payable on any other class or classes of stock of the corporation, or on any series of the Preferred Stock or of any other class of stock of the corporation, and whether such dividends shall be cumulative or non-cumulative;

[c] The right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the corporation, or of any series of the Preferred Stock and the terms and conditions of such conversion or exchange;

[d] Whether shares of the series shall be subject to redemption and the redemption price or prices and the time or times at which, and the terms and conditions upon which shares of the series may be redeemed;

[e] The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the corporation;

[f] The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

[g] The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of the Preferred Stock as a class, to vote more or less than one vote per share on any or all matters voted upon by the shareholders and to elect one or more directors of the corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may fix.

C. Other Provisions.

1. The relative preferences, rights and limitations of each Series of Preferred Stock in relation to the preferences, rights and limitations of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article VII, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other Series of Preferred Stock.

2. Subject to the provisions of Subparagraph 1 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

D. Preferences And Rights Of Series A Junior Participating Preferred Stock.

The voting powers, preferences and relative, participating, optional and other special rights of the shares of Series A Junior Participating Preferred Stock of the Corporation, and the qualifications, limitations or restrictions thereof, are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 50,000.

Section 2. Dividends and Distributions.

A. Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after March 13, 2008 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

B. The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

C. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

A. Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

B. Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

C. If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock

(including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(i) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(ii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the shareholders.

(iii) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(iv) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Amended Articles of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Amended Articles of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

D. Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

A. Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

B. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

A. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series A Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

B. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

C. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Redemption. The shares of Series A Junior Participating Preferred Stock shall be redeemable at a price equal to the product of (a) the current market price of the Common Stock and (b) the Adjustment Number.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock which may be issued from time to time as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Amended Articles of Incorporation of the Corporation nor these Preferences and Rights of Series A Junior Participating Preferred Stock shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

ARTICLE VIII

VOTING RIGHTS OF COMMON STOCK

In shareholders’ meetings each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the corporation. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock of the corporation shall constitute a quorum at all shareholders’ meetings.

ARTICLE IX

PREEMPTIVE RIGHTS

No holder of any shares of capital stock of the corporation, whether now or hereafter authorized, issued or outstanding, shall be entitled to a preemptive right to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares or any rights or options to purchase shares of the corporation.

ARTICLE X

DIRECTORS

The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors the exact number of which is to be determined by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.

At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article X unless expressly provided by such terms.

Any director or the entire Board of Directors may be removed from office without cause by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation, voting together as a single class.

Notwithstanding any other provision of these Articles or the bylaws of the corporation and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the bylaws of the corporation, the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X, unless such action has been previously approved by a three-fourths vote of the whole Board of Directors.

ARTICLE XI

ELIMINATION OF DIRECTOR LIABILITY

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for a breach of his duties as a director except for liability:

[a]	For any transaction in which the director’s personal financial interest is in conflict with the financial interest of the corporation or its shareholders;

[b]	For acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law;

[c]	For distributions made in violation of the Kentucky Revised Statutes; or

[d]	For any transaction from which the director derives an improper personal benefit.

If the Kentucky Revised Statutes are amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Kentucky Revised Statutes, as so amended. Any repeal or modification of this Article XI by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE XII

SPECIAL MEETING OF SHAREHOLDERS

Special meetings of the shareholders of the corporation may be called only by:

[a]	The Board of Directors; or

[b]

The holders of not less than sixty-six and two-thirds percent (66 2/3%) of all shares entitled to cast votes on any issue proposed to be considered at the proposed special meeting upon such holders signing, dating and delivering to the corporation’s Secretary one or more written demands for the meeting, including a description of the purpose or purposes for which the meeting is to be held.

ARTICLE XIII

REGULATORY AUTHORITIES

A. For the purposes of this Article XIII:

1. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the rules and regulations under the Securities Exchange Act of 1934, as amended.

2. “Market Price” means the average of the last sale prices of a Voting Security on the Nasdaq Stock Market for each of the 15 consecutive trading days (the “Valuation Period”) commencing 16 trading days prior to the date in question; provided that if such Voting Security is not listed on the Nasdaq Stock Market, on the principal United States securities exchange registered under the Exchange Act on which such Voting Security is listed, or, if such Voting Security is not listed on any such exchange, the average of the closing bid quotations with respect to such a Voting Security during the Valuation Period on any system then in use, or if no such quotations are available, the fair market value of such a Voting Security on the date in question as determined by the Board of Directors in good faith.

3. A “person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

4. A person shall be a “beneficial owner” of any Voting Securities:

[a] which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

[b] which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

[c] which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Securities.

5. “Purchase Price” means the price paid to acquire a share of Voting Securities, exclusive of commissions, taxes and other fees and expenses, adjusted for any stock split, stock dividend, combination of shares or similar event.

6. “Regulation” shall mean any statute, rule, regulation, order, ordinance or interpretation of a Regulatory Authority.

7. “Regulatory Authority” shall mean any government, court, or federal, state, local, international or foreign governmental, administrative or regulatory and licensing body, agency, authority or official, which regulates, has authority over, or otherwise asserts jurisdiction over current or proposed gaming or pari-mutuel wagering activities, operations or facilities conducted by the corporation or any of its subsidiaries or Affiliates.

8. “Voting Securities” shall mean any shares of the corporation’s capital stock entitled to vote generally in the election of directors.

B. All Voting Securities of the corporation shall be held subject to the applicable provisions of all Regulations. If any person which beneficially owns Voting Securities of the corporation is requested or required pursuant to any Regulations to appear before, or submit to the jurisdiction of, or provide information to, any Regulatory Authority and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time, or is determined or shall have been determined by any Regulatory Authority not to be suitable or qualified with respect to the beneficial ownership of Voting Securities of the corporation, then at the election of the corporation (unless otherwise required by any Regulatory Authority or Regulation): (i) each such person by owning such Voting Securities in the corporation hereby agrees to sell to the corporation and the corporation shall have the absolute right in its sole discretion to repurchase, any or all of the Voting Securities of the corporation beneficially owned by such person at a price determined pursuant to this Article XIII; or (ii) each such person owning such Voting Securities in the corporation hereby agrees to otherwise dispose of his or her interest in the corporation within the 120 day period commencing on the date on which the corporation receives notice from a Regulatory Authority of such holder’s unsuitability or disqualification (or an earlier time if so required by a Regulatory Authority or any Regulation) and the corporation shall have no obligation to repurchase any or all of the Voting Securities of the corporation beneficially owned by such person. The operation of this Article XIII shall not be stayed by an appeal from a determination of any Regulatory Authority. A majority of the whole Board of Directors shall have the power and duty to determine, for the purposes of this Article XIII, on the basis of information known to it after reasonable inquiry, whether clause (i) or (ii) of this paragraph B applies to any person who beneficially owns Voting Securities of the corporation such that the corporation shall have the right to repurchase shares of Voting Securities held by such person or require the disposition of such person’s interest in the corporation pursuant to this Article XIII.

C. If the corporation intends to repurchase Voting Securities beneficially owned by any person referred to in clause (i) or (ii) of paragraph B hereof, it shall notify the person in writing (the “Purchase Notice”) of such intention, specifying the Voting Securities to be repurchased, the date, time and place when such repurchase will be consummated (the “Purchase Date”), which date in no event will be earlier than three business days after the date of such notice, and the price at which such Voting Securities will be repurchased (it being sufficient for the purposes of this Article XIII for the corporation to indicate generally that the price will be determined in accordance with paragraph D hereof). The Purchase Notice shall be deemed to constitute a binding agreement on the part of the corporation to repurchase, and on the part of the person notified to sell, the Voting Securities referred to in the Purchase Notice in accordance with this Article XIII. Following the Purchase Date (or any earlier date if required by any Regulatory Authority or Regulation), no dividends will be payable on and no voting rights will be available to the holders of any Voting Securities covered by such Purchase Notice which has not been duly delivered by the holder thereof for repurchase by the corporation. If, following such Purchase Date, any Voting Securities with respect to which a Purchase Notice has been given have not been duly delivered by the holder thereof for repurchase by the corporation, the corporation shall deposit in escrow or otherwise hold in trust for the benefit of such holder an amount equal to the aggregate Market Price of the stock to be repurchased, except that to the extent New Shares (as hereafter defined) are to be repurchased and the Purchase Price thereof shall have been publicly disclosed or otherwise made available to the corporation, the amount deposited in escrow or otherwise segregated with respect to such New Shares may be the lesser of the Market Price thereof on the date of the Purchase Notice and the Purchase Price thereof. The establishment of such an account shall in no way alter the amount otherwise payable to any person pursuant to this Article XIII. No interest shall be paid on or accrue with respect to any amount so deposited or held.

D. 1. In the event that the person to whom a Purchase Notice is directed pursuant to paragraph C hereof has acquired beneficial ownership of Voting Securities within the 24-month period terminating on the date of such Purchase Notice (“New Shares”), the price at which the corporation shall repurchase such New Shares covered by the Purchase Notice shall be the lesser of the Market Price thereof on the date of such Purchase Notice and the Purchase Price thereof.

2. In the event that the person to whom a Purchase Notice is directed pursuant to paragraph C hereof has acquired beneficial ownership of any or all of its Voting Securities prior to the 24-month period terminating on the date of such Purchase Notice (“Old Shares”), the price at which the corporation shall repurchase such Old Shares covered by the Purchase Notice shall be the Market Price thereof on the date of the Purchase Notice.

3. The corporation shall have the option in its sole discretion of designating which of the Voting Securities beneficially owned by any person referred to in clause (i) or (ii) of paragraph B hereof are subject to the Purchase Notice and, for purposes hereof, it shall be sufficient for the corporation to indicate generally that Voting Securities shall be repurchased based on the order in which they were purchased or based on the reverse of such order.

4. Any person to whom a Purchase Notice is given pursuant to the provisions of this Article XIII shall have the burden of establishing to the satisfaction of the corporation the dates on which and prices at which such person acquired the Voting Securities subject to the Purchase Notice.

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS ELECTING THAT

THE CORPORATION BE SUBJECT GENERALLY, WITHOUT QUALIFICATION OR

LIMITATION, TO THE REQUIREMENTS OF KRS 271B.12-210.

On June 11, 1999, Churchill Downs Incorporated (the “Corporation”) executed Articles of Amendment in which it attached to its Articles of Incorporation the following resolutions that were adopted by the Board of Directors of the Corporation:

WHEREAS, there may be uncertainty as to whether the provisions of the Kentucky Business Combinations statute, KRS 271B.12-210 to 271B.12-230, apply to the Corporation by virtue of the provisions of KRS 271B.12-220(4)(a) and pursuant to the provisions of that subsection, the Board of Directors of the Corporation desired to elect by resolution, adopted by all of the continuing directors of the Corporation, to be subject generally, without qualification or limitation, to the requirements of KRS 271B.12-210;

RESOLVED, that the Corporation be subject generally, without qualification or limitation, to the requirements of KRS 271B.12-210 and the officers of the Corporation are hereby authorized and directed to take any and all actions necessary or appropriate to give effect to this resolution, including, without limitation, making any filings required by statute or regulation, including filing articles of amendment to the articles of incorporation of the Corporation including a copy of this resolution making this election;

RESOLVED, that any and all actions heretofore taken by the officers of the Corporation in connection with the above resolution, in the name of or on behalf of the Corporation, be and hereby are approved, ratified and confirmed.

CHURCHILL DOWNS INCORPORATED

ATTN: INVESTOR RELATIONS

700 CENTRAL AVENUE

LOUISVILLE, KY 40208

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Churchill Downs Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M46367-P26011	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CHURCHILL DOWNS INCORPORATED			For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	Election of Class I Directors for a term of three (3) years (Proposal No. 1)

Nominees:
	01)	Leonard S. Coleman, Jr.
	02)	Craig J. Duchossois
	03)	Robert L. Evans
	04)	G. Watts Humphrey, Jr.
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain

2.

Proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for Churchill Downs Incorporated for the year ending December 31, 2012 (Proposal No. 2).

			☐	☐	☐

3.

Proposal to approve the material terms of the performance goals and maximum awards payable to Robert L. Evans, William C. Carstanjen, William E. Mudd and Alan K. Tse under the ChurchillDowns Incorporated Amended and Restated Incentive Compensation Plan (1997) (Proposal No. 3).

			☐	☐	☐

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a Notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

☐

(Please sign this Proxy exactly as name(s) appears(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title.)

Signature (PLEASE SIGN WITHIN BOX)	Date

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

4.	Proposal to approve the performance goals for performance-based awards under the Churchill Downs Incorporated Executive Annual Incentive Plan (Proposal No. 4).	☐	☐	☐

5.	Proposal to approve an amendment to the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan (Proposal No. 5).	☐	☐	☐

6.	Proposal to approve an amendment to the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (Proposal No. 6).	☐	☐	☐

7.	Proposal to approve the Amended and Restated Articles of Incorporation (Proposal No. 7).	☐	☐	☐

8.	Proposal to approve, by non-binding advisory vote, executive compensation (Proposal No. 8).	☐	☐	☐

Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 2, NO. 3, NO. 4, NO. 5, NO. 6, NO. 7, NO. 8 AND FOR THE ELECTION OF ALL CLASS I DIRECTORS DESIGNATED UNDER PROPOSAL NO. 1. Please sign, date and return this Proxy promptly in the enclosed envelope.

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

M46368-P26011

PROXY

CHURCHILL DOWNS INCORPORATED

700 Central Avenue

Louisville, Kentucky 40208

ANNUAL MEETING OF SHAREHOLDERS - JUNE 14, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert L. Fealy and R. Alex Rankin, and any of them, as Proxies with full power to appoint a substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the undersigned at the Annual Meeting of Shareholders to be held on Thursday, June 14, 2012, or any adjournment thereof, hereby revoking any Proxy heretofore given.

Continued and to be signed on reverse side